Exhibit 10.2

EXECUTION VERSION

GARRETT MOTION INC.

SERIES A INVESTOR RIGHTS AGREEMENT

Dated as of April 30, 2021

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Schedule A – Initial Ownership Interest

Annex A – Form of Second Amended and Restated Certificate of Incorporation

Annex B – Form of Certificate of Designations of Series A Cumulative Convertible Preferred Stock

Annex C – Form of Certificate of Designations of Series B Preferred Stock

Annex D – Form of Second Amended and Restated By-Laws

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SERIES A INVESTOR RIGHTS AGREEMENT

This SERIES A INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of April 30, 2021, by and among Garrett Motion Inc., a Delaware corporation (together with its successors and assigns, the “Company”), Centerbridge Credit Partners Master, L.P., Centerbridge Special Credit Partners III-Flex, L.P., (together, the “Centerbridge Investors”), OCM Opps GTM Holdings, LLC, Oaktree Value Opportunities Fund Holdings, L.P., Oaktree Phoenix Investment Fund, L.P., and Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. (collectively, the “Oaktree Investors”) and the other signatories hereto (the “Additional Investors” and, together with the Centerbridge Investors and the Oaktree Investors, the “Investors”).

WHEREAS, the Company and the Investors are entering into this Agreement in accordance with and pursuant to the Plan of Reorganization (the “Plan”) of the Company and certain of its debtor subsidiaries under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, pursuant to the Plan, the Company shall issue to the Investors shares of Series A Cumulative Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Shares”);

WHEREAS, the Series A Shares shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc., the form of which is attached hereto as Annex B; and

WHEREAS, in connection with the effectiveness of the Plan (the date of such effectiveness, the “Plan Effective Date”), the Company has agreed to provide the Investors certain rights as set forth herein, in addition to any other rights the Investors may have.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Director” has the meaning set forth in Section 4.2(a).

“Additional Investors” has the meaning set forth in the Preamble.

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“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes hereof, (a) none of the Investors, the Company nor any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment solely as a result of such investment and (b) no Person registered as an investment company under the Investment Company Act of 1940, as amended, to whom an Affiliate of any Investor serves as investment adviser shall be considered an Affiliate of such Investor solely as a result of such Affiliate serving as such company’s investment adviser.

“Affiliated” shall have a correlative meaning to the term “Affiliate.”

“Agreement” has the meaning set forth in the Preamble.

“AI Initial Ownership Interest” means, with respect to the Additional Investors collectively, the aggregate number of Series A Shares held by such Investors as of the Plan Effective Date (for the avoidance of doubt, prior to any conversion of such Series A Shares) as set forth in Schedule A hereto.

“AI Threshold Date” has the meaning set forth in Section 4.4(a).

“Bankruptcy Court” has the meaning given to the term in the Recitals.

“Beneficial Owner” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Company held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition).

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Rolle, Switzerland are required or authorized by law to be closed.

“Centerbridge Initial Ownership Interest” means, with respect to the Centerbridge Investors, the aggregate number of Common Shares Beneficially Owned by the Centerbridge Investors, as of the Plan Effective Date, including, for the avoidance of doubt, the number of Common Shares into which any Series A Shares held by the Centerbridge Investors are convertible as set forth in Schedule A hereto.

“Centerbridge Investors” has the meaning set forth in the Preamble.

“Change of Control” shall have the meaning given to such term in the Series A Certificate of Designations.

“Chosen Courts” has the meaning set forth in Section 7.3(b).

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

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“Designee Directors” shall mean the Investor Director Designees and the Series B Director Designee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“First Centerbridge Threshold Date” has the meaning set forth in Section 4.2(a).

“First Oaktree Threshold Date” has the meaning set forth in Section 4.3(a).

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“Honeywell” means Honeywell International Inc.

“Investors” has the meaning set forth in the Preamble.

“Investor Director Designee” means any individual designated for election to the Board by an Investor pursuant to Section 4.2, Section 4.3, or Section 4.4.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any Governmental Authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Necessary Action” means, with respect to any party to this Agreement and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result.

“Oaktree Initial Ownership Interest” means, with respect to the Oaktree Investors, the aggregate number of Common Shares Beneficially Owned by the Oaktree Investors, as of the Plan Effective Date, including, for the avoidance of doubt, the number of Common Shares into which any Series A Shares held by the Oaktree Investors are convertible as set forth in Schedule A hereto.

“Oaktree Investors” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Investor, any Affiliate of such Investor’s ultimate Beneficial Owner; provided, however, if such Affiliate transferee ceases to be Controlled by the same Person as such Investor, then such Affiliate transferee shall cease to be a “Permitted Transferee” for purposes of this Agreement.

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“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or any other entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity or organization.

“Plan” has the meaning set forth in the Recitals.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.

“Plan Effective Date” has the meaning set forth in the Recitals.

“Registration Rights Agreement” has the meaning set forth in Section 7.2.

“Required Additional Investors” means, at any relevant time, the Additional Investors holding at least sixty five percent (65%) of the Series A Shares held by such Additional Investors.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated By-Laws” has the meaning set forth in Section 3.2(a).

“Second Centerbridge Threshold Date” has the meaning set forth in Section 4.2(b).

“Second Oaktree Threshold Date” has the meaning set forth in Section 4.3(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Series A Certificate of Designations” has the meaning set forth in Section 3.2(a).

“Series A Shares” has the meaning set forth in the Recitals.

“Series B Certificate of Designations” has the meaning set forth in Section 3.2(b).

“Series B Director Designee” means the director appointed or elected to the Board by Honeywell pursuant to the Series B Certificate of Designations.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company issued pursuant to the Series B Certificate of Designations.

“Shares” means Common Shares and Series A Shares.

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“Stockholder Meeting” has the meaning set forth in Section 4.2(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds shares, stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding shares, stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding shares, stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Third Centerbridge Threshold Date” has the meaning set forth in Section 4.2(c).

“Third Oaktree Threshold Date” has the meaning set forth in Section 4.3(c).

“VCOC Entity” has the meaning set forth in Section 5.1.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. References to this Agreement shall include all Schedules and Annexes to this Agreement. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section. References to any Governmental Authority include any successor to such Governmental Authority. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole. For purposes of this Agreement, the words, “include,” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company that, as of the date hereof:

(a) This Agreement has been duly authorized, executed and delivered by such Investor and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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(b) The execution, delivery and performance by such Investor of this Agreement and the agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to such Investor or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which such Investor is a party or by which such Investor or his or her properties or assets are bound, except, in each case, as would not prevent or materially impair such Investor’s ability to perform its obligations under this Agreement.

Section 2.2. Entitlement of the Company to Rely on Representations and Warranties. The representations and warranties contained in Section 2.1 may be relied upon by the Company in connection with the entering into of this Agreement.

Section 2.3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, as of the date hereof:

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the Investors, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by the Company of this Agreement and the agreements contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to the Company or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which the Company or its properties or assets are bound, except, in each case, as would not prevent or materially impair the Company’s ability to perform its obligations under this Agreement, except, in each case, as would not prevent or materially impair the Company’s ability to perform its obligations under this Agreement.

Section 2.4. Entitlement of the Investors to Rely on Representations and Warranties. The representations and warranties contained in Section 2.3 may be relied upon by each of the Investors in connection with the entering into of this Agreement.

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ARTICLE III

ORGANIZATIONAL DOCUMENTS

Section 3.1. Certificate of Incorporation. The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Second Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Annex A.

Section 3.2. Certificates of Designation.

(a) The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. (the “Series A Certificate of Designations”) in the form attached hereto as Annex B.

(b) The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. (the “Series B Certificate of Designations”) in the form attached hereto as Annex C.

Section 3.3. By-Laws. The Board shall, as of the Plan Effective Date, adopt the Second Amended and Restated By-Laws of the Company (the “Second Amended and Restated By-Laws”) in the form attached hereto as Annex D.

ARTICLE IV

MANAGEMENT

Section 4.1. Board of Directors.

(a) As of the Plan Effective Date and subject to Section 4.2, Section 4.3, and Section 4.4, the Board shall consist of the following nine (9) members: (i) Olivier Rabiller, the Chief Executive Officer of the Company, (ii) Steven Silver, Julia Steyn and Robert Shanks, as the initial Investor Director Designees of the Centerbridge Investors, with Robert Shanks designated as the “Additional Director”, (iii) Steven Tesoriere, Daniel Ninivaggi and D’aun Norman, as the initial Investor Director Designees of the Oaktree Investors, with D’aun Norman designated as the “Additional Director”, (iv) John Petry, as the initial Investor Director Designee of the Additional Investors and (v) Darius Adamczyk, as the initial Series B Director Designee.

(b) Each director of the Company and its Subsidiaries shall be entitled to customary compensation for serving as a director of the Company and its Subsidiaries in such amounts as may be approved by the Board from time to time; provided, that any Designee Director who is an employee, director or officer of an Investor or any Affiliate of an Investor shall not receive any compensation for his or her services as director of the Company or any of its Subsidiaries.

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(c) The Company and its Subsidiaries shall reimburse the Designee Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Company’s reimbursement policies.

(d) The Company shall not increase the size of the Board without the written consent of the Investors holding a majority of the then outstanding Series A Shares for so long as the outstanding Series A Shares represent, in the aggregate, a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company. The parties further acknowledge that such action by the Company may be subject to restrictions pursuant to the Series B Certificate of Designations and each Investor agrees, severally and not jointly, that it shall not take any action that would cause the Company to breach such restrictions.

Section 4.2. Centerbridge Investor Director Designees.

(a) Until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least sixty percent (60%) of their aggregate Centerbridge Initial Ownership Interest (such date, the “First Centerbridge Threshold Date”), the Centerbridge Investors shall have the right to designate three (3) Investor Director Designees for election to the Board at each meeting of stockholders of the Company at which (or action by written consent pursuant to which) directors are elected (a “Stockholder Meeting”). Until the occurrence of the First Centerbridge Threshold Date, (i) one (1) of the Investor Director Designees of the Centerbridge Investors shall not be an employee of the Centerbridge Investors or their Affiliates and (ii) one (1) of the Investor Director Designees of the Centerbridge Investors shall be subject to the rights of the Additional Investors as set forth in Section 4.4(d) (a director subject to such rights, an “Additional Director”).

(b) From the First Centerbridge Threshold Date and until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least forty percent (40%) of their aggregate Centerbridge Initial Ownership Interests (such date, the “Second Centerbridge Threshold Date”), (i) the Centerbridge Investors shall have the right to designate only two (2) Investor Director Designees for election to the Board at each Stockholder Meeting and (ii) there shall no longer be an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(c) From the Second Centerbridge Threshold Date and until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least twenty percent (20%) of their aggregate Centerbridge Initial Ownership Interests (such date, the “Third Centerbridge Threshold Date”), the Centerbridge Investors shall have the right to designate only one (1) Investor Director Designee for election to the Board at each Stockholder Meeting.

(d) From and after the Third Centerbridge Threshold Date, the Centerbridge Investors shall have no rights to designate any Investor Director Designee.

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(e) The Centerbridge Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Centerbridge Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Centerbridge Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). If any Investor Director Designee so designated by the Centerbridge Investors fails to be successfully elected at any Stockholder Meeting (including pursuant to Section 4.4(d) hereof) at a time when the Centerbridge Investors have the right under this Section 4.2 to designate an Investor Director Designee, the Centerbridge Investors shall be entitled to designate a replacement Investor Director Designee and the Company shall take all Necessary Action to cause the prompt election of such replacement Investor Director Designee to the Board.

Section 4.3. Oaktree Investor Director Designees.

(a) Until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least sixty percent (60%) of their aggregate Oaktree Initial Ownership Interest (such date, the “First Oaktree Threshold Date”), the Oaktree Investors shall have the right to designate three (3) Investor Director Designees for election to the Board at each Stockholder Meeting. Until the occurrence of the First Oaktree Threshold Date, (i) one (1) of the Investor Director Designees of the Oaktree Investors shall not be an employee of the Oaktree Investors or their Affiliates and (ii) one (1) of the Investor Director Designees of the Oaktree Investors shall be designated as an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(b) From the First Oaktree Threshold Date and until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least forty percent (40%) of their aggregate Oaktree Initial Ownership Interests (such date, the “Second Oaktree Threshold Date”), (i) the Oaktree Investors shall have the right to designate only two (2) Investor Director Designees for election to the Board at each Stockholder Meeting and (ii) there shall no longer be an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(c) From the Second Oaktree Threshold Date and until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least twenty percent (20%) of their aggregate Oaktree Initial Ownership Interests (such date, the “Third Oaktree Threshold Date”), the Oaktree Investors shall have the right to designate only one (1) Investor Director Designee for election to the Board at each Stockholder Meeting.

(d) From and after the Third Oaktree Threshold Date, the Oaktree Investors shall have no rights to designate any Investor Director Designee.

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(e) The Oaktree Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Oaktree Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Oaktree Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). If any Investor Director Designee so designated by the Oaktree Investors fails to be successfully elected at any Stockholder Meeting (including pursuant to Section 4.4(d) hereof) at a time when the Oaktree Investors have the right under this Section 4.3 to designate an Investor Director Designee, the Oaktree Investors shall be entitled to designate a replacement Investor Director Designee and the Company shall take all Necessary Action to cause the prompt election of such replacement Investor Director Designee to the Board.

Section 4.4. Additional Investors Director Designee

(a) Until the first date on which the Additional Investors (including Permitted Transferees of Additional Investors that become party to this Agreement pursuant to Section 6.1) cease to collectively hold at least sixty percent (60%) of their aggregate AI Initial Ownership Interest (such date, the “AI Threshold Date”), the Additional Investors shall have the right to designate one (1) Investor Director Designee for election to the Board at each Stockholder Meeting. Such designee shall be the person nominated, separately and not jointly, by Additional Investors that hold in the aggregate an amount of Series A Shares to constitute the Required Additional Investors. The Company shall notify each Additional Investor at least thirty (30) days in advance of the first day that the Additional Investors may designate an Investor Director Designee of all applicable deadlines and procedures for making such designation. In the event that the Additional Investors fail to timely notify the Company of their designee in accordance with the Second Amended and Restated By-Laws, the Additional Investors shall be deemed to have waived their right to designate an individual for election to the Board pursuant to this Section 4.4(a) until the occurrence of the next Stockholder Meeting.

(b) From and after the AI Threshold Date, (i) the Additional Investors shall have no rights to designate any Investor Director Designee and (ii) if the Company becomes aware that at least twenty percent (20%) of the Series A Shares issued pursuant to the Plan are held by stockholders other than the Centerbridge Investors and the Oaktree Investors, then the then-current holders of a majority of the outstanding Series A Shares (excluding from such calculation all Series A Shares held by the Centerbridge Investors and the Oaktree Investor) shall have the right to designate one (1) Investor Director Designee to replace such Investor Director Designee appointed by the Additional Investors. Such designee shall be the person designated, separately and not jointly, by holders of outstanding Series A Shares that hold, in the aggregate, a majority of the then-outstanding Series A Shares (excluding from such calculation all Series A Shares held by the Centerbridge Investors and the Oaktree Investors). If the Company becomes aware that the right set forth in the first sentence of this Section 4.4(b) has been triggered, then the Company shall promptly notify each holder of Series A Shares (other than the Centerbridge Investors or the Oaktree Investors) of such triggering (and that the exercise of such right shall be subject to the terms of this Agreement and the Second Amended and Restated Bylaws). In the event that such holders fail to timely notify the Company of their designee in accordance with the Second Amended and Restated By-Laws, such holders shall be deemed to have waived their right to designate an individual for election to the Board pursuant to this Section 4.4(b) until the occurrence of the next Stockholder Meeting.

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(c) The Additional Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Additional Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Additional Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

(d) For so long as (x) any of the Investor Director Designees is an Additional Director and (y) the AI Threshold Date has not occurred: (i) the Company shall notify each Additional Investor of the identity of the proposed Additional Director(s) in writing at least sixty (60) days in advance of the Stockholder Meeting at which such Additional Director(s) are to stand for election (subject to the Company’s receipt of notice of the identity of any Additional Director from the Centerbridge Investors or Oaktree Investors, as applicable); and (ii) if Additional Investors that hold in the aggregate an amount of Series A Shares necessary to constitute the Required Additional Investors, acting separately and not jointly, object in writing to the designation of such Additional Director within fourteen (14) days of the receipt of such notice from the Company, then the Company shall promptly inform the Centerbridge Investors and the Oaktree Investors of such objection and the Centerbridge Investors or the Oaktree Investors, as applicable, shall designate a new Additional Director and the Additional Investors shall not have any right to object to the designation of such new Additional Director; provided that the Additional Investors may only object to one (1) Additional Director per calendar year.

Section 4.5. Obligations of the Company and the Investors with respect to Investor Director Designees.

(a) The Company shall include each Investor Director Designee among the Company’s and its directors’ nominees for election to the Board at each Stockholder Meeting, subject to satisfaction of the requirements of Law and the Company’s organizational and governance documents regarding service as a director of the Company.

(b) If the number of individuals that any Investor has the right to designate for election to the Board is decreased pursuant to Section 4.2, Section 4.3 and Section 4.4, as applicable, then the corresponding number of directors designated by such Investor pursuant to Section 4.2, Section 4.3 and Section 4.4, as applicable, shall immediately offer to resign from the Board. In the event that any Investor Director Designee offers to tender his or her resignation, the Board shall promptly determine whether to accept such resignation and, if the Board chooses to accept such resignation, the Company and the Investors shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individuals. Except as provided above, the Investors shall have the sole and exclusive right to designate individuals to fill vacancies that are created by reason of death, removal or resignation of applicable Investor Director Designees.

(c) To the extent nominated or designated by an Investor, the Company shall take all actions necessary and within its control and to the extent permissible by Law to cause the nomination, election, removal or replacement of the Investor Director Designees as provided for herein, including soliciting proxies for each Investor Director Designee to the same extent it does so for its other director nominees. No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Section 4.5.

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Section 4.6. Chief Executive Officer. At all times following the Plan Effective Date, the Company shall take all actions necessary and within its control and to the extent permissible by Law to cause the Chief Executive Officer of the Company to serve as a director. No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Section 4.6.

Section 4.7. Application of Advance Notice By-Law. Until the first time that the Investors cease to collectively Beneficially Own, in the aggregate, a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company, the provisions of Section 2.7(c) and Section 3.3(a) of the Second Amended and Restated By-Laws relating to advance notification, or any successor provision thereto, shall not be applicable to any matter brought before any annual or special meeting of stockholders by the Centerbridge Investors or the Oaktree Investors; provided that each of the Investors shall provide reasonable advance notice to the Company of such matter brought before any annual or special meeting of stockholders by such Investor prior to (i) the date of such meeting; or (ii) in the event that the Company is required to solicit proxies for a nomination, election, removal or replacement of an Investor Director Designee, the time the Company begins such solicitation pursuant to Section 4.5(c).

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1. VCOC Rights. With respect to any Investor or any Permitted Transferee that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each Person, a “VCOC Entity”), for so long as such VCOC Entity, directly or indirectly, continues to hold any Shares, without limitation or prejudice of any of the rights provided to the Investors hereunder, the Company and its Subsidiaries shall provide such VCOC Entity with all information and access rights necessary to satisfy applicable requirements to qualify as a VCOC Entity, and the Company and its Subsidiaries shall enter into a customary VCOC management rights letter setting forth the terms and conditions pursuant to which the Company and its Subsidiaries will provide such information and access rights.

Section 5.2. Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Company with the SEC or the Bankruptcy Court, as applicable, relating to its Shares, in making its investment or decision to sell, retain its investment or further invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the acquisition of the Shares.

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Section 5.3. Logo of the Company and its Subsidiaries. The Company grants the Investors permission to use the Company’s and its Subsidiaries’ names and logos in the Investors’ or their respective Affiliates’ marketing materials solely to reflect that the Company is, or was, at one time a portfolio company of the Investor. The Investors or their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Company’s or its Subsidiaries’ names and logos appear.

Section 5.4. In-Kind Distributions. If any Investor seeks to effectuate an in-kind distribution of all or part of its Shares to its direct or indirect equityholders, the Company will, subject to the terms of the Registration Rights Agreement, reasonably cooperate with and assist such Investor, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Investor (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Shares without restrictive legends, to the extent no longer applicable).

Section 5.5. Independent Obligations. The Investors each agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Investor agrees that, for purposes of determining Beneficial Ownership of such Investor, it shall disclaim any beneficial ownership that may be read to arise by virtue of this Agreement of Shares owned by the other Investors, and the Company agrees to acknowledge such disclaimer in its Exchange Act and Securities Act filings. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute an agreement on the part of such Investor with any other Investors in respect of such Investor’s right to designate individuals for election to the Board, or vote, sell or otherwise dispose of its Shares. The use of a single agreement to effectuate the rights and obligations contemplated hereby was done solely for the convenience of the Company and the Investors, it being expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

ARTICLE VI

PERMITTED TRANSFEREES

Section 6.1. Permitted Transferees. Permitted Transferees may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such Permitted Transferee and, to the extent permitted by Section 7.6, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such Permitted Transferee as the Company, the Investors and such Permitted Transferee may agree.

13

ARTICLE VII

MISCELLANEOUS

Section 7.1. Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

Section 7.2. Entire Agreement. This Agreement, together with the Registration Rights Agreement, dated as of April 30, 2021, by and among the Company, the Centerbridge Investors, the Oaktree Investors, the Additional Investors and the other signatories thereto (the “Registration Rights Agreement”), and all of the Annexes and Schedules hereto and thereto constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement (including the Second Amended and Restated Plan Support Agreement, dated as of March 9, 2021 and the Replacement Equity Backstop Commitment Agreement, dated as of March 9, 2021) or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

Section 7.3. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 7.9.

14

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.3(c).

Section 7.4. Obligations; Remedies. The Company and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 7.5. Consent of the Investors. If any consent, approval or action of the Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Series A Shares held by the Investors at such time provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements of the Investors with respect to such consent, approval or action.

Section 7.6. Amendment and Waiver.

(a) The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of (i) the Company, (ii) the Centerbridge Investors, if the Centerbridge Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.2; (iii) the Oaktree Investors, if the Oaktree Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.3 and (iv) the Required Additional Investors, if the Additional Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.4; provided, that (a) any amendment that would have a disproportionate material adverse effect on an Investor relative to any other Investors shall require the written consent of that Investor and (b) this Section 7.6 may not be amended without the prior written consent of the Company and all of the Investors. If reasonably requested by the Investors, the Company agrees to execute and deliver any amendments to this Agreement which the Company in its reasonable discretion concludes are not adverse to the Company or its public stockholders to the extent so requested by the Investors in connection with the addition of a Permitted Transferee in accordance with Section 6.1 or a recipient of any newly-issued Shares as a party hereto; provided that such amendments are in compliance with the immediately preceding sentence. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company and all Investors.

15

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 7.7. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.8. Termination.

(a) This Agreement shall automatically terminate as to any Investor on the first date on which such Investor no longer Beneficially Owns Shares.

(b) This Agreement shall automatically terminate upon the earlier of (i) all Investors ceasing to be a party to this Agreement in accordance with Section 7.8(a); (ii) all Investors ceasing to maintain the right to designate a director for election to the Board pursuant to Article IV; (iii) a Change of Control; (iv) written agreement of the Company and the Investors that are party to this Agreement at such time; and (v) the dissolution or liquidation of the Company. In the event of any termination of this Agreement as provided in this Section 7.8, this Agreement shall forthwith become wholly void and of no further force or effect (except for Section 4.5(b) and Section 4.5(c) insofar as they require any Investor and the Company to procure the resignation of an Investor Director Designee in accordance therewith, and this Article VII, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article VII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 7.9. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by facsimile or email upon confirmation of receipt or (c) one Business Day following the day sent by overnight courier:

if to the Company, to:

Garrett Motion Inc.

La Pièce 16

1180 Rolle, Switzerland

Attention: Jerome P. Maironi

Email: jerome.maironi@garrettmotion.com

16

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Attention: Evan S. Simpson

Email: simpsone@sullcrom.com

if to the Centerbridge Investors, to:

375 Park Avenue

11th Floor

New York, NY 10152

Attention: Susy Clark, Vivek Melwani

Email: sclark@centerbridge.com, vmelwani@centerbridge.com

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Andrew M. Leblanc, and Andrew C. Harmeyer

Email: ddunne@milbank.com, aleblanc@milbank.com,

aharmeyer@milbank.com

if to the Oaktree Investors, to:

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Corporate Actions Team

Email: kvazales@oaktreecapital.com, stesoriere@oaktreecapital.com, pkaganas@oaktreecapital.com, rrosenfelt@oaktreecapital.com, jmikes@oaktreecapital.com with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Andrew M. Leblanc, and Andrew C. Harmeyer

Email: ddunne@milbank.com, aleblanc@milbank.com,

aharmeyer@milbank.com

17

If to any Additional Investor, to the address on the counterpart signature page to this Agreement executed by such Additional Investor, with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Anna Kordas

Email: akordas@jonesday.com

Jones Day

555 S. Flower Street

50th Floor

Los Angeles, CA 90071

Attention: Bruce Bennett and Joshua M. Mester

Email: bbennett@jonesday.com, jmester@jonesday.com

If to any Permitted Transferee who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Permitted Transferee.

Section 7.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 7.11. Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.12.

Section 7.13. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

18

Section 7.14. Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

GARRETT MOTION INC.

By:	/s/ Jerome P. Maironi
	Name:	Jérôme Maironi
	Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Series A Investor Rights Agreement]

Centerbridge Special Credit Partners III-Flex, L.P.

By:	Centerbridge Special Credit Partners General Partner III, L.P.
Its:	General Partner

By:	CSCP III Cayman GP, Ltd.
Its:	General Partner

By:	/s/ Vivek Melwani
Name:	Vivek Melwani
Title:	Senior Managing Director

Centerbridge Credit Partners Master, L.P.

By:
Its:

By:
Its:

By:	/s/ Vivek Melwani
Name:	Vivek Melwani
Title:	Senior Managing Director

[Signature Page to Series A Investor Rights Agreement]

OCM Opps GTM Holdings, LLC

By:	Oaktree Fund GP, LLC
Its:	Manager

By;	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Kaj Vazales
Name:	Kaj Vazales
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

Oaktree Value Opportunities Fund Holdings, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Steven Tesoriere
Name:	Steven Tesoriere
Title:	Managing Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Senior Vice President

[Signature Page to Series A Investor Rights Agreement]

Oaktree Phoenix Investment Fund, L.P.

By:	Oaktree Phoenix Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Phoenix Investment Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Steve Tesoriere
Name:	Steve Tesoriere
Title:	Managing Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Senior Vice President

Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Kaj Vazales
Name:	Kaj Vazales
Title:	Managing Director

By:	/s/ Ross Rosenfelt
Name:	Ross Rosenfelt
Title:	Managing Director

[Signature Page to Series A Investor Rights Agreement]

ATTESTOR VALUE MASTER FUND LP
Acting by Attestor Limited

By:	/s/ Friedrich Andreae
Name: Friedrich Andreae
Title: Authorized Attorney
Address: 7 Seymour Street
London W1H 7JW

ATTESTOR VALUE MASTER FUND LP
Acting by Attestor Limited

By:	/s/ Christopher Guth
Name: Christopher Guth
Title: Authorized Attorney
Address: 7 Seymour Street
London W1H 7JW

[Signature Page to Series A Investor Rights Agreement]

BAUPOST GROUP SECURITIES, L.L.C.

By:	/s/ Joshua A. Greenhill
Name: Joshua A. Greenhill
Title: Partner
Address: 10 St. James Ave., 17th Fl.
Boston, MA 02116

[Signature Page to Series A Investor Rights Agreement]

CYRUS 1740 MASTER FUND, L.P.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

CANARY SC MASTER FUND, L.P.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

CRESCENT 1, L.P.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

CRS MASTER FUND, L.P.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

CYRUS OPPORTUNITIES MASTER FUND II, LTD.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

PC INVESTORS III LLC
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

PETERSON CAPITAL INVESTORS LLC
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

CYRUS SELECT OPPORTUNITIES MASTER FUND II, L.P.
By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Cyrus Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

[ADDITIONAL INVESTOR]

FIN Capital Partners LP
By:	Finn Management GP LLC, its general partner

By:	/s/ Brian Finn
Name:	Brian Finn
Title:	Manager

[Signature Page to Series A Investor Rights Agreement]

Hawk Ridge Master Fund, L.P.

By:	/s/ David Bradley
	Name:	David Bradley
	Title:	COO/CFO/CCO of the GP of its
Investment Manager
	Address:	12121 Wilshire Blvd Ste 900
Los Angeles, CA 90025

[Signature Page to Series A Investor Rights Agreement]

KEYFRAME FUND I, L.P.
By:	Keyframe Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Keyframe Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

KEYFRAME FUND II, L.P.
By:	Keyframe Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Keyframe Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

KEYFRAME FUND III, L.P.
By:	Keyframe Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Keyframe Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

KEYFRAME FUND IV, L.P.
By:	Keyframe Capital Partners, L.P. as Investment Manager

By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory
	Address:	c/o Keyframe Capital Partners, L.P.
65 East 55th Street, 35th Floor
New York NY, 10022

[Signature Page to Series A Investor Rights Agreement]

Newtyn Management, LLC

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Managing Member
	Address:	60 East 42nd Street
Suite 960
New York, NY 10165

[Signature Page to Series A Investor Rights Agreement]

Sessa Capital (Master), L.P.

By:	/s/ Jae Hong
	Name:	Jae Hong
	Title:	President & COO
	Address:	888 Seventh Avenue 30th Floor,
New York, NY 10019

[Signature Page to Series A Investor Rights Agreement]

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.
By:	Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
	Name:	Luke Harris
	Title:	General Counsel – Corporate,
Transactions & Litigation
	Address:	3033 Excelsior Blvd., Suite 500,
Minneapolis, MN 55416

[Signature Page to Series A Investor Rights Agreement]

SCHEDULE A

INITIAL OWNERSHIP INTEREST

Investor	Initial Ownership Interest
Centerbridge Investors	71,997,182 Common Shares Beneficially Owned (consisting of 3,390,000 Common Shares and taking into account the conversion of 68,607,182 shares of Series A Preferred Stock).

Oaktree Investors	72,494,592 Common Shares Beneficially Owned (consisting of 3,593,111 Common Shares and taking into account the conversion of 68,901,481 shares of Series A Preferred Stock)

Additional Investors	84,510,389 Series A Shares

ANNEX A

FORM OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GARRETT MOTION INC.

April 30, 2021

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the corporation is Garrett Motion Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 14, 2018 under the name Garrett Transportation Systems Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2018, effective as of October 1, 2018 (the “Amended and Restated Certificate of Incorporation”).

2. This Second Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by the undersigned, Jerome P. Maironi, General Counsel and Corporate Secretary of the corporation, pursuant to Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”) and duly adopted in accordance with Sections 242, 245 and 303 of the DGCL and that certain Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”) entered in the cases under chapter 11 of title 11 of the United States Code of Garrett Motion Inc. et al. in the United States Bankruptcy Court for the Southern District of New York, Case No. 20-12212 and shall be effective upon filing with the Secretary of State of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Garrett Motion Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,200,000,000 shares of capital stock, consisting of (1) 1,200,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), and (2) 1,000,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”). The number of authorized shares of either the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting as a single class, and, unless otherwise provided in any certificate of designation setting forth the terms of a series of Preferred Stock, no vote of the holders of either the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

SECTION 2. (a) The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions and without stockholder approval, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(b) For all purposes, this Second Amended and Restated Certificate of Incorporation shall be subject to and shall be deemed to include the terms and conditions of each certificate of designations (if any) setting forth the terms of a series of Preferred Stock (each, a “Certificate of Designations”), and all references to this Second Amended and Restated Certificate of Incorporation shall be deemed to include a reference to each such Certificate of Designations. In the event of a conflict between the terms of this Second Amended and Restated Certificate of Incorporation and any Certificate of Designations, the terms of the applicable Certificate of Designations shall be incorporated by reference and substituted for the inconsistent provision of the Second Amended and Restated Certificate so as to eliminate any inconsistency.

SECTION 3. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation, the DGCL, or a Certificate of Designations setting forth the terms of such series of Preferred Stock.

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(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Second Amended and Restated Certificate of Incorporation, including pursuant to any Certificate of Designations setting forth the terms of such series of Preferred Stock.

(c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. For the avoidance of doubt, a dissolution, liquidation or winding up shall not be deemed to be occasioned by or to include, without limitation, any voluntary consolidation, reorganization, conversion or merger of the Corporation with or into any other corporation or entity or other corporation or entities or a sale, lease, transfer, exchange or conveyance of all or a part of the Corporation’s assets.

(e) Shares of Common Stock shall not entitle any holder thereof to any pre-emptive, subscription, redemption or conversion rights.

SECTION 4. The Corporation shall not issue nonvoting equity securities; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is included in this Second Amended and Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code; provided, that the foregoing shall not in any way restrict or prevent the issuance of any shares of Series B Preferred Stock (as defined in the Series A Investor Rights Agreement) regardless of any voting rights granted thereto.

ARTICLE V

SECTION 1. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the terms of any outstanding series of Preferred Stock pursuant to this Second Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors.

(b) The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to this Second Amended and Restated Certificate of Incorporation, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders. Each director shall be elected annually and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier resignation or removal. The election of directors need not be by written ballot.

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SECTION 2. (a) Except as otherwise provided for or fixed by or pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, including in any certificate of designation setting forth the terms of such series of Preferred Stock, and subject to the rights of the Series A Investors under the Series A Investor Rights Agreement, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors or by a sole remaining director. Any director elected in accordance with the first sentence of this Section 2 shall hold office for a term that shall coincide with the remaining term of such director and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

(b) Subject to the rights of the holders of any one or more series of Preferred Stock, (i) any director may be removed with or without cause and (ii) the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation.

(c) For purposes of this Second Amended and Restated Certificate of Incorporation:

“Affiliate” shall mean with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person.

“Beneficially own” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Centerbridge” shall mean Centerbridge Credit Partners Master, L.P., Centerbridge Special Credit Partners III-Flex, L.P.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Investor” shall mean any Person, other than the Corporation, that, from time to time, is a party to the Series A Investor Rights Agreement or a holder of the Series B Preferred Stock.

“Oaktree” shall mean OCM Opps GTM Holdings, LLC, Oaktree Value Opportunities Fund Holdings, L.P., Oaktree Phoenix Investment Fund, L.P., Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

“Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

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“Series A Investor” shall mean any Person, other than the Corporation, that, from time to time, is a party to the Series A Investor Rights Agreement.

“Series A Investor Rights Agreement” shall mean that certain Series A Investor Rights Agreement, dated as of April 30, 2021, by and among the Corporation, Centerbridge, Oaktree and the additional parties thereto, as it may be amended, amended and restated or otherwise modified from time to time.

“Transition Date” shall mean the first date on which either Centerbridge or Oaktree ceases to have the right to designate two (2) individuals for election to the Board of Directors.

ARTICLE VI

SECTION 1. Prior to the Transition Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted so long as the Board of Directors has unanimously recommended that the stockholders of the Corporation take such action. On and after the Transition Date, and subject to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the holders of any class or series of stock of the Corporation may be taken only upon the vote of stockholders at annual or special meetings duly called and may not be taken by written consent of the stockholders.

SECTION 2. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may only be called by the affirmative vote of a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation, or by the holders of a majority of the then outstanding Series A Shares (as defined in the Series A Investor Rights Agreement), for so long as Oaktree and Centerbridge beneficially own, in the aggregate, a majority of the then outstanding Series A Shares. Each special meeting shall be held at such date, time and place either within or without the State of Delaware, or by means of remote communication, as may be determined by the Board of Directors and as specified in the notice of meeting.

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, and subject to the rights of the holders of any outstanding series of Preferred Stock, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the Board of Directors. In addition to any requirements of law and any other provision of this Second Amended and Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law), the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

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ARTICLE VIII

SECTION 1. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

SECTION 2. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits, including to the extent that such law or amendment permits the Corporation to provide broader indemnification rights than permitted prior to such law or amendment, the Corporation may provide indemnification of (and advancement of expenses to) its current and former directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such agents or other persons, votes of stockholders or disinterested directors or otherwise.

SECTION 3. No amendment to or repeal of any Section of this Article VIII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

SECTION 1. None of (i) the Investors or any of their respective Affiliates or (ii) any director who is not an employee of the Corporation or any of his or her respective Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Article IX, Section 2. Subject to said Article IX, Section 2, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.

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SECTION 2. The Corporation does not renounce its interest in any corporate opportunity offered to any director if such corporate opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation, and the provisions of Article IX, Section 1 shall not apply to any such corporate opportunity.

SECTION 3. A potential business opportunity shall not be deemed to be a corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is not financially able to undertake, or (ii) from its nature, is not in the line of the Corporation’s business.

SECTION 4. For purposes of this Article IX only, “Affiliate” shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the Investors.

SECTION 5. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim governed by the internal affairs doctrine or (e) any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any other state or federal court located within the State of Delaware and (2) any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the federal district courts of the United States (the “Federal Courts”). If any action, the subject matter of which is within the scope of the first sentence of this Article X, is filed in a court other than the Court of Chancery of the State of Delaware or the Federal Courts, as applicable (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware or the Federal Courts, as applicable, in connection with any action brought in any such court to enforce the first sentence of this Article X and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

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ARTICLE XI

The Corporation is to have perpetual existence.

ARTICLE XII

If any provision (or any part thereof) of this Second Amended and Restated Certificate of Incorporation shall be held invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any section of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, Garrett Motion Inc. has caused this Certificate to be duly executed in its corporate name as of the date first written above.

GARRETT MOTION INC.

By:
	Name:	Jerome P. Maironi
	Title:	General Counsel and Corporate Secretary

[Signature Page to Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc.]

ANNEX B

FORM OF

CERTIFICATE OF DESIGNATIONS OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

GARRETT MOTION INC.

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation (including any committee thereof, the “Board of Directors”), adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “Series A Cumulative Convertible Preferred Stock”:

RESOLVED, that pursuant to Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation and the Bylaws, the Board of Directors hereby establishes a series of Preferred Stock, par value $0.001 per share, of the Corporation and fixes and determines the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series A Cumulative Convertible Preferred Stock” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

Section 2. Number of Designated Shares. The number of designated shares of Series A shall initially be 247,771,428. Such number may from time to time be decreased (but not below the number of shares of Series A then outstanding) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series A:

(a) “Additional Payment Amount” has the meaning set forth in Section 7(n).

(b) “Additional Shares” has the meaning set forth in Section 7(n).

(c) “Additional Shares Fair Market Value” means, with respect to the shares of the Common Stock:

(1) if the shares are listed on a Principal Exchange on the day as of which Additional Shares Fair Market Value is being determined, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems, for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day); or

(2) if the shares are not listed on a Principal Exchange on the day as of which Additional Shares Fair Market Value is being determined, but are listed on any Fallback Exchange, the arithmetic average of the daily volume-weighted average price of such stock for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) as reported by such Fallback Exchange or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(3) if the shares are not traded on a Fallback Exchange on the day as of which Additional Shares Fair Market Value is being determined but are traded on an Over-the-Counter Market, the arithmetic average of the daily volume-weighted average of the high bid price and the low ask price for the shares for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(4) in the case of securities not covered by clauses (1) through (3) above, the Additional Shares Fair Market Value of such securities shall be determined in good faith by the Board of Directors;

provided that, with respect to any determination of Additional Shares Fair Market Value pursuant to clauses (1) through (3) above, the Corporation, in its good faith determination, shall make appropriate adjustments to the arithmetic average of the daily volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, Distribution or other event requiring any adjustments to the Conversion Rate, so as to provide for a consistent determination of Additional Shares Fair Market Value over any period of Trading Days as may be specified in this Certificate of Designations.

(d) “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract (including proxy) or otherwise.

(e) “Aggregate Liquidation Entitlement” means the aggregate amount of Liquidation Entitlements for all outstanding shares of Series A.

(f) “Associate” means, when used to indicate a relationship with any Person, (i) a corporation or organization (other than the Corporation or any of its Subsidiaries) of which such Person is an officer or director or is, directly or indirectly, the owner of ten percent (10%) or more of any class of voting or equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (iii) any Family Member of such Person who lives in the same home as such Person.

(g) “Automatic Conversion Date” has the meaning set forth in Section 7(c).

(h) “Automatic Conversion Event” means (i) at any time the adoption of a resolution of a Majority In Interest to convert the outstanding shares of Series A into Common Stock pursuant to Section 7(c) or (ii) the occurrence of a Trading Day at any time on or after April 30, 2023, on which (A) the aggregate Stated Amount of all outstanding shares of Series B is an amount less than or equal to $125,000,000, (B) the Common Stock is traded on a Principal Exchange, a Fallback Exchange or an Over-the-Counter Market and, in each case, the Automatic Conversion Fair Market Value of the Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price and (C) Consolidated EBITDA for th last twelve months ended as of the last day of each of the two most recent fiscal quarters is greater than or equal to $600,000,000.

(i) “Automatic Conversion Event Notice” has the meaning set forth in Section 7(d).

(j) “Automatic Conversion Fair Market Value” means, with respect to the shares of the Common Stock:

(1) if the shares are listed on a Principal Exchange on the day as of which Automatic Conversion Fair Market Value is being determined, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day); or

(2) if the shares are not listed on a Principal Exchange on the day as of which Automatic Conversion Fair Market Value is being determined, but are listed on any Fallback Exchange, the arithmetic average of the daily volume-weighted average price of such stock for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) as reported by such Fallback Exchange or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(3) if the shares are not traded on a Fallback Exchange on the day as of which Automatic Conversion Fair Market Value is being determined but are traded on an Over-the-Counter Market, the arithmetic average of the daily volume-weighted average of the high bid price and the low ask price for the shares for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as shall be selected by the Corporation;

provided that, with respect to any determination of Automatic Conversion Fair Market Value pursuant to clauses (1) through (3) above, the Corporation, in its good faith determination, shall make appropriate adjustments to the arithmetic average of the daily volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, Distribution or other event requiring any adjustments to the Conversion Rate, so as to provide for a consistent determination of Automatic Conversion Fair Market Value over any period of Trading Days as may be specified in this Certificate of Designations.

(k) “Beneficial Owner” or “Beneficially Own” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

(l) “Board of Directors” has the meaning set forth in the Preamble.

(m) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

(n) “Bylaws” means the Second Amended and Restated Bylaws of the Corporation, dated as of April 30, 2021, as amended, amended and restated or otherwise modified from time to time.

(o) “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of April 30, 2021, as amended, amended and restated or otherwise modified from time to time.

(p) “Change of Control” means any of the following events (whether in a single transaction or series of related transactions):

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation or its wholly owned subsidiaries, acquires, directly or indirectly, capital stock of the Corporation such that following such acquisition, such person or group becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation;

(ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition or otherwise) a majority of the Corporation’s capital stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Person or Persons that directly or indirectly Beneficially Owned all classes and series of the Corporation’s capital stock immediately before such transaction directly or indirectly Beneficially Own, immediately after such transaction, more than fifty percent (50%) of all classes or series of capital stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Change of Control pursuant to this clause (ii); or

(iii) the sale, exchange, lease, or transfer of all or substantially all of the Corporation’s assets, determined on a consolidated basis (other than a sale, exchange, lease, or transfer to one or more entities where the stockholders of the Corporation immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred, in substantially the same proportions vis-à-vis each other as immediately before such transaction).

(q) “Close of Business” means 5:00 p.m., New York City time.

(r) “Code” has the meaning set forth in Section 17.

(s) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

(t) “Consolidated Debt” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated Debt” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(u) “Consolidated EBITDA” has the meaning given to such term or any equivalent term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated EBITDA” shall have the meaning set forth in the Credit Agreement as most recently in effect. Except as otherwise set forth herein, “Consolidated EBITDA” shall be measured over the 12-month period that includes the most recent four fiscal quarters for which financial statements of the Corporation are available.

(v) “Consolidated Leverage Ratio” means, as of any date, the ratio of (x) Consolidated Debt to (y) Consolidated EBITDA for the most recent four fiscal quarters for which financial statements of the Corporation are available.

(w) “Constituent Person” has the meaning set forth in Section 7(j)(iii).

(x) “Conversion Price” means five dollars and twenty-five cents ($5.25) per share of Common Stock, subject to adjustment as described in Section 7(g).

(y) “Conversion Rate” means the number of shares of Common Stock into which each share of Series A may be converted, equal to the Stated Amount of the shares of Series A being converted divided by the Conversion Price.

(z) “Corporation” has the meaning set forth in the Preamble.

(aa) “Credit Agreement” means that certain Credit Agreement, dated as of April 30, 2021, among the Corporation, Garrett LX I S.À R.L., Garrett Motion Holdings, Inc., Garrett Motion SÀRL, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as amended, restated, amended and restated, modified or otherwise supplemented from time to time, or any replacement or successor thereto that is at the applicable time of determination the senior secured credit facility of the Corporation with the largest amount of undrawn commitments plus aggregate principal amount outstanding.

(bb) “Disinterested Directors” means all members of the Board of Directors other than any member of the Board of Directors who is, or is an employee, director, officer, partner, member or stockholder of, or is otherwise Affiliated or Associated with, any Person who Beneficially Owns shares of Series A with an aggregate Series A Fair Market Value greater than or equal to $50,000.

(cc) “Disinterested Directors’ Committee” shall mean a duly convened committee comprised solely of each of the Disinterested Directors.

(dd) “Distribution” shall mean the transfer of cash or other property (including capital stock of the Corporation or rights to acquire capital stock of the Corporation) without consideration whether by way of dividend or otherwise, other than: (i) repurchases of Common Stock (or securities convertible into Common Stock) in individually negotiated transactions or (ii) any other repurchases or redemptions of capital stock of the Corporation approved by (A) the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on matters on which holders of Common Stock are entitled to vote and (B) a Majority In Interest.

(ee) “Dividend Junior Stock” has the meaning set forth in Section 4(c).

(ff) “Dividend Parity Stock” has the meaning set forth in Section 4(c).

(gg) “Dividend Senior Stock” means any future class of Preferred Stock established hereafter by the Board of Directors with the approval of a Majority In Interest in accordance with Section 8(c)(i), the terms of which expressly provide that such class ranks senior to the Series A as to the right to payment of dividends.

(hh) “DTC” means The Depository Trust Company.

(ii) “Effective Date” means April 30, 2021.

(jj) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(kk) “Exchange Property” has the meaning set forth in Section 7(j)(iii).

(ll) “Fallback Exchange” means the principal U.S. national or regional securities exchange other than a Principal Exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded.

(mm) “Family Member” means with respect to an individual (i) such individual’s parent, grandparent, any present or former spouse, children and siblings, whether by blood, marriage or adoption, and any issue of the foregoing, (ii) the trustees of any trust now or hereafter in existence from which or as to which any individual or individuals described in clause (i) of this definition shall be entitled to receive all or part of the income or shall be a remainderman or remaindermen and (iii) in the event of such individual’s death, such individual’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

(nn) “Holder” shall mean the person or entity in which the Series A is registered on the books of the Corporation, which shall initially be the person or entity which such Series A is issued to, and shall thereafter be permitted and legal assigns which the Corporation is notified of by the Holder and which the Holder has provided a valid legal opinion in connection therewith to the Corporation and to whom such shares are legally transferred.

(oo) “Holder Conversion” has the meaning set forth in Section 7(a).

(pp) “Holder Conversion Date” has the meaning set forth in Section 7(a).

(qq) “Indebtedness” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Indebtedness” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(rr) “Liquidation Entitlement” means, as of any date with respect to each share of Series A, the greater of (1) (a) the Stated Amount plus (b) the aggregate amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of such date and (2) (a) the amount the Holders of Series A would receive if such shares were converted immediately prior to the Liquidation Event into Common Stock pursuant to Section 7(c) plus (b) the aggregate amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of such date.

(ss) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(tt) “Liquidation Junior Stock” has the meaning set forth in Section 5.

(uu) “Liquidation Parity Stock” has the meaning set forth in Section 5.

(vv) “Liquidation Parity Stock Liquidation Preference” has the meaning set forth in Section 6(a).

(ww) “Liquidation Senior Stock” has the meaning set forth in Section 5.

(xx) “Majority In Interest” means Holders holding a majority of the then issued and outstanding shares of Series A.

(yy) “Market Disruption Event” means (i) a failure by the Principal Exchange or Fallback Exchange, as applicable, to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any day on which the Principal Exchange or Fallback Exchange, as applicable, is open for trading for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Principal Exchange or Fallback Exchange, as applicable, or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

(zz) “Notice of Holder Conversion” has the meaning set forth in Section 7(a).

(aaa) “Over-the-Counter Market” means OTCQX or OTCQB of OTC Markets and the Over-the-Counter Bulletin Board of Financial Industry Regulatory Authority (or any of their respective successors).

(bbb) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “Person” under this Certificate of Designations.

(ccc) “Preference Dividends” has the meaning set forth in Section 4(a).

(ddd) “Preference Dividend Payment Date” has the meaning set forth in Section 4(a).

(eee) “Preference Dividend Period” has the meaning set forth in Section 4(a).

(fff) “Preferred Stock” means the Series A, the Series B, and any future series of preferred stock of the Corporation authorized in accordance with the terms of this Certificate of Designations.

(ggg) “Principal Exchange” means the Nasdaq Global Select Market (or any of its successors).

(hhh) “Redemption” has the meaning set forth in Section 9(a).

(iii) “Redemption Date” has the meaning set forth in Section 9(c).

(jjj) “Redemption Notice” has the meaning set forth in Section 9(d).

(kkk) “Redemption Price” has the meaning set forth in Section 9(a).

(lll) “Reorganization Event” has the meaning set forth in Section 7(j)(iii).

(mmm) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(nnn) “Series A” has the meaning set forth in Section 1.

(ooo) “Series A Fair Market Value” means, with respect to each share of Series A, the arithmetic average of the volume-weighted average prices for a share on the principal United States securities exchange or automated quotation system on which shares of Series A trade, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Corporation) in respect of the ten (10) Trading Days preceding the date of determination or, if the Series A is not traded on any such exchange or automated quotation system, such value as is determined in good faith by the Board of Directors.

(ppp) “Series B” means the Series B Preferred Stock, $0.001 par value per share, of the Corporation.

(qqq) “Stated Amount” means, in respect of each share of Series A, five dollars and twenty-five cents ($5.25) per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.

(rrr) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time Beneficially Owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such first Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation.

(sss) “Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Common Stock occurs on the Principal Exchange or, if the shares of Common Stock are not listed on a Principal Exchange, the Fallback Exchange; provided that if the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

Section 4. Dividends. The Series A shall not accrue any dividends except as provided in this Section 4.

(a) Preference Dividends. Holders of Series A shall be entitled to receive, when, as and if declared by the Disinterested Directors’ Committee out of funds legally available therefor, cumulative cash dividends at the annual rate of eleven percent (11%) of (x) the Stated Amount per share plus (y) the amount of any accrued and unpaid dividends on each such share as of the last Preference Dividend Payment Date (as defined below) (collectively, the “Preference Dividends”), accumulating on a daily basis and payable quarterly on January 1, April 1, July 1 and October 1, respectively, in each year (or, if any such date is not a Business Day, on the next succeeding Business Day, without any adjustment in the amount paid) (each, a “Preference Dividend Payment Date”) with respect to the period from and including the last Preference Dividend Payment Date (or the Effective Date, with respect to the first quarterly period) to and including the day preceding such respective dividend payment date (or portion thereof) (the “Preference Dividend Period”) to holders of record on the respective date, not more than sixty (60) nor less than ten (10) days preceding the Preference Dividend Payment Date, fixed for that purpose by the Disinterested Directors’ Committee in advance of payment of each particular Preference Dividend. The amount of the Preference Dividend for each Preference Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Corporation shall not pay any additional interest, fee, penalty or other amount in respect of any Preference Dividend that may be in arrears on the Series A. Notwithstanding the foregoing, the Disinterested Directors’ Committee shall not declare a Preference Dividend at any time when Consolidated EBITDA for the most recent four fiscal quarters for which financial statements of the Corporation are available is less than $425,000,000. Preference Dividends shall accumulate whether or not (i) the Corporation has earnings; (ii) there are funds legally available for the payment of those dividends; or (iii) those dividends are authorized or declared.

(b) Participating Dividends. In addition to any cash dividends which may be declared and paid to Holders pursuant to Section 4(a), the Holders shall, as Holders of Series A, be entitled to such dividends paid and other Distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and Distributions. Payments under the preceding sentence shall be made concurrently with the dividend or Distribution to the holders of Common Stock.

(c) Priority of Dividends. So long as any share of Series A remains outstanding, no dividend whatsoever shall be paid or declared and no Distribution shall be made on any class of Common Stock or any future class of Preferred Stock established hereafter by the Board of Directors (other than Dividend Parity Stock or Dividend Senior Stock) (collectively, referred to as the “Dividend Junior Stock”), other than a dividend payable solely in Dividend Junior Stock, and no shares of Dividend Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of Dividend Junior Stock for or into another share of Dividend Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Junior Stock), unless (i) all cumulative accrued and unpaid Preference Dividends on all outstanding shares of Series A have been paid in full and the full dividend thereon for the then current Preference Dividend Period has been paid or declared and set aside for payment and (ii) all prior redemption requirements with respect to Series A have been complied with. When Preference Dividends are not paid in full upon the shares of Series A and any future class of Preferred Stock established hereafter by the Board of Directors with the vote or written consent of a Majority In Interest, the terms of which expressly provide that such class ranks pari passu with the Series A as to rights to payment of dividends (collectively, referred to as the “Dividend Parity Stock”), all Preference Dividends declared upon shares of Series A and all dividends declared upon Dividend Parity Stock shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid Preference Dividends per share on the shares of Series A and all accrued but unpaid dividends per share on all such Dividend Parity Stock bear to each other. Subject to the foregoing and subject to Section 4(b), the Corporation may pay such dividends (payable in cash, stock or otherwise) as may be declared by the Board of Directors on any Dividend Junior Stock from time to time out of any funds legally available therefor.

Section 5. Ranking. The Series A shall, with respect to the right to be paid the Liquidation Entitlement upon the occurrence of a Liquidation Event (as provided in Section 6 below), rank (i) senior to (A) all classes of Common Stock, (B) the Series B, (C) any future class of Preferred Stock established hereafter by the Board of Directors (other than Liquidation Parity Stock or Liquidation Senior Stock established in accordance with Section 8(c)(i) or Section 8(c)(ii)) (the classes referred to in the foregoing clauses (A) through (C), collectively, referred to as the “Liquidation Junior Stock”), (ii) pari passu with any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 8(c)(ii), the terms of which expressly provide that such class ranks pari passu with the Series A as to rights on the occurrence of a Liquidation Event (collectively, referred to as the “Liquidation Parity Stock”) and (iii) junior to any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 8(c)(i), the terms of which expressly provide that such class ranks senior to the Series A as to rights on the occurrence of a Liquidation Event (collectively, referred to as “Liquidation Senior Stock”). For the avoidance of doubt, this Section 5 shall not prohibit the Corporation from making any redemption payments on the Series B in accordance with the Series B Certificate of Designations.

Section 6. Liquidation Event Rights.

(a) Payment of Aggregate Liquidation Entitlement. In the event of the occurrence of any Liquidation Event, before any Distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Liquidation Junior Stock, the Holders of Series A will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Aggregate Liquidation Entitlement. If, after payment of any liquidation preferences otherwise payable to holders of any Liquidation Senior Stock in respect of any Distribution upon the occurrence of a Liquidation Event, and subject to applicable Law, the assets of the Corporation are not sufficient to pay all Holders of Series A the Aggregate Liquidation Entitlement in full and to pay all holders of any Liquidation Parity Stock the amounts otherwise payable to such holders in respect of any Distributions upon the occurrence of a Liquidation Event (a “Liquidation Parity Stock Liquidation Preference”), then the amounts paid to the Holders of Series A and to the holders of all Liquidation Parity Stock shall be pro rata in accordance with the respective Aggregate Liquidation Entitlement and the Liquidation Parity Stock Liquidation Preferences of such Liquidation Parity Stock.

(b) Residual Distributions. If the Liquidation Entitlement has been paid in full to all Holders of Series A, all Liquidation Parity Stock Liquidation Preferences, if any, have been paid in full to all holders of any Liquidation Parity Stock, and all other applicable liquidation preferences have been paid to holders of Liquidation Junior Stock which is senior to the Common Stock with respect to rights upon the occurrence of a Liquidation Event, then holders of Common Stock shall be entitled to receive any and all assets remaining legally available for distribution to the Corporation’s stockholders.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Certificate of Designations, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the Holders of Series A receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

Section 7. Conversion.

(a) Conversion at the Option of the Holders. Each share of Series A shall be convertible, at the option of the Holder thereof (a “Holder Conversion”), effective on January 1, April 1, July 1 and October 1 in each year (or, if any such date is not a Business Day, on the next succeeding Business Day, without any adjustment in the Additional Payment Amount), or on the third Business Day prior to a Redemption Date (provided, that the Corporation shall have received the Notice of Holder Conversion prior to the Close of Business on the Business Day prior to such Redemption Date) (any such date, the “Holder Conversion Date”) into fully-paid, non-assessable shares of Common Stock at the Conversion Rate then in effect. In order to effectuate the Holder Conversion, the Holder must provide the Corporation a written notice of conversion in the form of Annex A hereto (the “Notice of Holder Conversion”). The Notice of Holder Conversion must be received by the Corporation (or, in the discretion of the Corporation, the transfer agent) no later than (A) with respect to any Holder Conversion Date scheduled to fall on January 1, April 1, July 1 or October 1 of any year, ten (10) Business Days prior to the applicable Holder Conversion Date or (B) with respect to any Holder Conversion Date falling on the third Business Day prior to a Redemption Date, prior to the Close of Business on the Business Day prior to such Redemption Date.

(b) Mechanics of Holder Conversion. A Holder of Series A that has validly effected a Notice of Holder Conversion shall be deemed to be the holder of record of the Common Stock issuable upon such conversion as of the applicable Holder Conversion Date, notwithstanding that certificates (if any) representing such shares of Series A shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any Holder of record of shares of Series A, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such Holder. In order to effect a Holder Conversion, a Holder shall deliver an original copy of the fully executed Notice of Holder Conversion to the transfer agent: Equiniti Trust Company, PO Box 64858 St Paul, MN 55164-0858, or such other address as the Corporation may specify for such purposes. Notwithstanding the foregoing, if beneficial interests in shares of Series A are held through DTC or any other similar facility, a copy of the Notice of Holder Conversion may be given by the applicable Holders of Series A at such time and in any manner permitted by such facility. Dividends payable on shares of Series A surrendered for conversion during the period from the Close of Business on any record date for the payment of a dividend on such shares to the opening of business on the date of payment of such dividend shall be payable to the holder of record of such shares as of such record date notwithstanding such conversion. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series A on account of any dividends accumulated on such shares or on account of any dividends accumulated on the shares of Common Stock issued upon such conversion.

(c) Automatic Conversion. Each share of Series A shall, on the third Trading Day following the date on which the Corporation delivers an Automatic Conversion Event Notice (the “Automatic Conversion Date”) automatically be converted into fully-paid, non-assessable shares of Common Stock at the Conversion Rate then in effect on the Automatic Conversion Date, without any further action by the Holders of such shares and whether or not certificates representing such shares are surrendered to the Corporation or its transfer agent.

(d) Mechanics of Automatic Conversion. Within ten (10) Business Days following the occurrence of an Automatic Conversion Event, the Corporation shall deliver a notice to the Holders of outstanding Series A stating that an Automatic Conversion Event has occurred and stating the Conversion Rate in effect as of the Automatic Conversion Date (the “Automatic Conversion Event Notice”). On the Automatic Conversion Date, each Holder of Series A shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates (if any) representing such shares of Series A shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any Holder of record of shares of Series A, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such Holder. Dividends payable on shares of Series A surrendered for conversion during the period from the Close of Business on any record date for the payment of a dividend on such shares to the opening of business on the date of payment of such dividend shall be payable to the holder of record of such shares as of such record date notwithstanding such conversion. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series A on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

(e) Reservation of Shares, Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Series A, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Series A then outstanding. If any shares of Common Stock required to be reserved for purposes of conversion of the Series A hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is quoted on the Nasdaq Global Select Market, New York Stock Exchange, or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A. Notwithstanding the foregoing, the reference to listing in the third sentence of this paragraph shall apply only when the Series A shall have become freely transferable under the federal securities laws.

(f) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A. If a number of shares of Series A (evidenced by one or more certificates) shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A being converted at such time by such holder. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Series A, the Corporation shall pay a cash adjustment in respect of such fractional share of Common Stock assuming each share of Common Stock has a value equal to the Additional Shares Fair Market Value.

(g) Adjustment of Conversion Price. In the event that outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Notwithstanding the foregoing, the Corporation shall not make any adjustment to the Conversion Price if Holders of the Series A have the opportunity to participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding Series A, in any transaction described in this Section 7(g), without having to convert their shares of Series A, as if they held a number of shares of Common Stock issuable to such Holder at the Conversion Price.

(h) Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest 1/100th of a cent and all conversions based thereon shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or decrease to the Conversion Price of at least $0.0100; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than $0.0100 that has not been made will be made upon any Holder Conversion Date or Automatic Conversion Date or redemption or repurchase date.

(i) Successive Adjustments. After an adjustment to the Conversion Price under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to each such Conversion Price as so adjusted.

(j) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Corporation, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

other than, in each case, any such transaction that constitutes a Change of Control, with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each share of Series A outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 7(l) and Section 8(c), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Holder Conversion Date or Automatic Conversion Date) that the Holder of such share of Series A would have received in such Reorganization Event had such Holder converted its shares of Series A into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event, assuming that the Corporation elected to issue Additional Shares in connection with such conversion and including such shares for the foregoing purposes; provided that the foregoing shall not apply if such Holder is a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person), then for the purpose of this Section 7(j), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(k) Successive Reorganization Events. The above provisions of Section 7(j) shall similarly apply to successive Reorganization Events and the provisions of Section 7(g) shall apply to any shares of capital stock of the Corporation received by the holders of the Common Stock in any such Reorganization Event.

(l) Reorganization Event Agreements. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A into the Exchange Property in a manner that is consistent with and gives effect to Section 7(j), and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(m) Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare, and shall keep at the Corporation’s principal offices, and shall make available to any Holder upon request, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such adjustment, and the Corporation shall also cause a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Corporation to all Holders of Series A, at their last addresses as they shall appear upon the stock transfer books of the Corporation.

(n) Additional Payment Amount; Additional Conversion Shares. Upon conversion of any share of Series A, the Holder thereof shall receive a payment in cash in an amount equal to the amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of the Holder Conversion Date or Automatic Conversion Date, as applicable (the “Additional Payment Amount”); provided, that the Corporation may elect, in its sole discretion, in lieu of the payment of the Additional Payment Amount, to issue to such Holder an additional number of fully-paid, non-assessable shares of Common Stock equal to the Additional Payment Amount divided by the lesser of (i) the Additional Shares Fair Market Value and (ii) the fair market value of the Common Stock at the time of such conversion as determined in good faith by the Board of Directors (the “Additional Shares”). The payment of the Additional Payment Amount, or the issuance of the Additional Shares, as applicable, shall be made on or before the tenth (10th) Business Day following the Automatic Conversion Date or the date on which the Notice of Holder Conversion is actually received by the Corporation, as applicable.

Section 8. Voting Rights.

(a) General. The Holders of Series A will have no voting rights except as set forth below or in the Certificate of Incorporation or as otherwise required by law.

(b) Right to Vote with Holders of Common Stock. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 8, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Series A of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record date or, if there is no record date, other relevant date for such matter, of a number of shares of Common Stock equal to the whole number of shares of Common Stock that would be issuable upon conversion of such Series A assuming such Series A were converted in connection with an Automatic Conversion Event occurring on such record date or, if there is no record date, other relevant date; in each case assuming that the Corporation elected to issue Additional Shares in connection with such conversion and including such shares for the foregoing purposes (provided, that for the purposes of this Section 8(b), the number of Additional Shares shall not be greater than an amount equal to the Additional Payment Amount divided by $1.00) and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, no Holder of Series A will be treated as the holder of the shares of Common Stock issuable upon conversion of such Series A except as set out in Section 7.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the approval of a Majority In Interest, voting as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for:

(i) effecting or validating any amendment, modification or alteration of the Certificate of Incorporation (whether by merger, consolidation or otherwise) to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to or pari passu with Series A with respect to the payment of the Preference Dividend or payment of the Liquidation Entitlement upon the occurrence of a Liquidation Event;

(ii) any increase in the authorized number of shares of Series A, Dividend Party Stock or Liquidation Parity Stock or issuance of shares of Series A, Dividend Parity Stock or Liquidating Parity Stock after the date hereof;

(iii) effecting or validating any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations and any other certificate of designations of the Corporation) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A or the Holders thereof in any material respect; provided, that for the avoidance of doubt, any merger, consolidation, or similar transaction shall not be deemed to have such an adverse effect so long as (A) the Series A remains outstanding with the terms thereof materially unchanged or the holders of the Series A receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A, and (B) the provisions of the certificate of incorporation or bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A or such replacement equity securities or the Holders thereof in any material respect; provided, further, to the extent that the Corporation duly consummated its Redemption rights in connection with a Change of Control pursuant to Section 9 prior to the occurrence of such Change of Control, the Holders shall not have voting rights hereunder in respect of any amendment, alteration or repeal relating to such transaction; or

(iv) any action or inaction that would reduce the Stated Amount of any share of Series A (including, but not limited to, any reverse stock split, combination, or other adjustment).

Section 9. Redemption at the Option of the Corporation.

(a) Generally. The Series A will not be redeemable by the Corporation except that, subject to the other terms of this Section 9, the Corporation may, at its election, redeem all but not less than all of the outstanding shares of Series A (i) at any time following April 30, 2027 or (ii) in connection with the consummation of a Change of Control, in either case on the applicable Redemption Date (the “Redemption”) for a cash purchase price equal to the Stated Amount plus cumulative unpaid Preference Dividends (whether or not authorized or declared) as of the Redemption Date (the “Redemption Price”).

(b) Redemption Prohibited in Certain Circumstances. The Corporation will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Series A pursuant to this Section 9 unless the Corporation has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A called for Redemption.

(c) Redemption Date. The “Redemption Date” for any Change of Control will be a Business Day of the Corporation’s choosing on or after the date that such Change of Control is consummated that is no more than sixty (60), nor less than ten (10), calendar days after the date the Corporation sends the related Redemption Notice pursuant to Section 9(d).

(d) Redemption Notice. Upon the election by the Corporation to call the Series A for Redemption pursuant to Section 9(a), the Corporation will send to each Holder a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i) that the Series A has been called for Redemption;

(ii) briefly, if applicable, the events causing the Change of Control giving rise to the Corporation’s right to elect to redeem and the expected consummation date for the Change of Control;

(iii) the Redemption Price per share of Series A;

(iv) that any Series A called for Redemption may be converted pursuant to Section 7 on or before the third Business Day prior to the Redemption Date (provided, that the Corporation shall have received the Notice of Holder Conversion prior to the Close of Business on the Business Day prior to the Redemption Date); and

(v) the Conversion Rate in effect on the date such Redemption Notice was sent.

(e) Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Series A called for Redemption to be paid to the Holder thereof on the applicable Redemption Date.

Section 10. Incurrence of Certain Indebtedness. The Corporation shall not, and shall cause its Subsidiaries that are “restricted subsidiaries” (or such similarly classified Subsidiaries under the Credit Agreement) not to, create, incur, assume or permit to exist any Indebtedness except:

(i) for Indebtedness that is not prohibited from being created, incurred, assumed or permitted to exist pursuant to the terms of the Credit Agreement;

(ii) for Indebtedness created, incurred, assumed or permitted to exist with the approval of a Majority In Interest; or

(iii) to the extent that the Consolidated Leverage Ratio, calculated on a pro forma basis in accordance with the terms of the Credit Agreement, would not exceed 3.00:1.00.

Section 11. Expenses. In any action at law or suit in equity to enforce this Certificate of Designations or the rights of any Holder hereunder, the prevailing party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out-of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs and expenses incurred in such action or suit.

Section 12. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 13. Notices. All notices or communications in respect of the Series A will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 14. No Other Rights or Privileges. The shares of Series A will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.

Section 15. Certificates. The Corporation may at its option issue shares of Series A without certificates.

Section 16. Technical, Corrective, Administrative or Similar Changes. The Corporation may, by any means authorized by law and without any vote of the Holders of shares of Series A, make technical, corrective, administrative or similar changes in this Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of Series A in any way.

Section 17. Tax Matters. The Corporation intends that the Series A not be treated as either (i) “preferred stock” for purposes of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) receiving any constructive or deemed distribution pursuant to Section 305(c) of the Code.

Section 18. Interpretation. Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designations, and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designations would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. References herein to any payment shall mean a payment in cash in United States Dollars by wire transfer of immediately available funds to an account designated by the applicable payee.

Section 19. Enforcement. To the fullest extent permitted by law, the provisions of this Certificate of Designations shall remain in full force and effect irrespective of (i) the failure of any Person to assert any claim or demand or to enforce any right or remedy under this Certificate of Designations or otherwise or (ii) any change in the corporate existence, structure or ownership of the Corporation or any of its Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Corporation or any of its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jérôme Maironi, its Senior Vice President, General Counsel and Corporate Secretary, this 30th day of April, 2021.

GARRETT MOTION INC.

By:
	Name:	Jérôme Maironi
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Annex A

Form of Notice of Holder Conversion

This Notice of Conversion is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc., a Delaware corporation (the “Corporation”), pursuant to the terms and conditions of that certain Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. (the “Certificate of Designations”), approved by the Board of Directors of the Corporation on April 27, 2021. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designations.

Conversion: In accordance with and pursuant to such Certificate of Designations, the Holder hereby elects to convert the number of shares of Series A Preferred Stock indicated below into shares of Common Stock of the Corporation as of the date specified below.

Name of Holder: Holder Conversion Date: ___________________
Number of Shares of Series A Held by Holder: _______________________
Amount Being Converted Hereby: _______________________
Preferred Shares Held After Conversion: _______________________

If the Shares of Series A to be converted are held through a nominee, please provide details of the brokerage account:

Broker: ___________________________________________
DTC No.: _____________________________________
Acct. Name: ______________________________________________
For Further Credit (if applicable): ___________________________________________

Delivery of Shares: Pursuant to this Notice of Conversion, the Corporation shall deliver the applicable number of shares of Common Stock (the “Common Shares”) issuable in accordance with the terms of the Certificate of Designations as set forth below. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Common Shares issued pursuant to this Notice of Conversion will, to the extent not previously registered by the Corporation under the U.S. Securities Act of 1933, as amended (the “Securities Act”) be “restricted securities” within the meaning of Rule 144 under the Securities Act, unless the Common Shares are covered by a valid and effective registration statement under the Securities Act or this Notice of Conversion includes a valid opinion from an attorney stating that such Common Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

If the shares of Common Shares are to be delivered through DWAC, please provide details of the brokerage account for delivery (Note: Common Shares that will be issued as “restricted securities” are not eligible for settlement through DWAC):

Broker: ___________________________________________
DTC No.: _____________________________________
Acct. Name: ______________________________________________
For Further Credit (if applicable): ___________________________________________S

ANNEX C

FORM OF

CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED STOCK

OF

GARRETT MOTION INC.

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation (including any committee thereof, the “Board of Directors”), at a meeting duly called and held on April 27, 2021, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “Series B Preferred Stock”:

RESOLVED, that pursuant to Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation and the Bylaws, the Board of Directors hereby establishes a series of Preferred Stock, par value $0.001 per share, of the Corporation and fixes and determines the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series B Preferred Stock” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2. Number of Designated Shares. The number of designated shares of Series B shall initially be 834,800,000. Such number may from time to time be decreased (but not below the number of shares of Series B then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. On the date hereof, the Corporation shall issue 834,800,000 shares of Series B to Honeywell Holdings International Inc. (the “Initial Holder”).

Section 3. Definitions. As used herein with respect to Series B:

(a) “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract (including proxy) or otherwise.

(b) “Aggregate Partial Early Redemption Price” has the meaning set forth in Section 9(a).

(c) “Aggregate Series B Liquidation Preference” means, as of any date, an amount equal to the sum of (A) the Deferred Scheduled Redemption Amount (plus any unpaid Deferred Interest Amount which has accrued in accordance with Section 8, Section 10(b) or Section 11(b)) plus (B) the Present Value.

(d) “Automatic Early Redemption” has the meaning set forth in Section 10(a).

(e) “Automatic Early Redemption Date” has the meaning set forth in Section 10(c).

(f) “Automatic Early Redemption Event” means any of the following events: (i) a Change of Control occurs, (ii) the Corporation or the Board of Directors asserts in writing that any portion of the Series B or any of the Corporation’s obligations under this Certificate of Designations is invalid or unenforceable, (iii) the indebtedness under the Credit Agreement is accelerated (and such acceleration is not rescinded prior to the Automatic Early Redemption Date), or (iv) the Corporation or any of its material Subsidiaries (defined for this purpose as any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X) files for bankruptcy, reorganization, receivership, liquidation or similar proceedings affecting creditors’ or equity holders’ rights.

(g) “Automatic Early Redemption Notice” has the meaning set forth in Section 10(d).

(h) “Beneficial Owner” or “Beneficially Own” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

(i) “Board of Directors” has the meaning set forth in the Preamble.

(j) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

(k) “Bylaws” means the Second Amended and Restated Bylaws of the Corporation, dated as of April 30, 2021, as amended, amended and restated or otherwise modified from time to time.

(l) “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of April 30, 2021, as amended, amended and restated or otherwise modified from time to time.

(m) “Change of Control” means any of the following events (whether in a single transaction or series of related transactions):

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation or any of its wholly owned subsidiaries or any of the Excluded Parties, acquires, directly or indirectly, capital stock of the Corporation such that following such acquisition, such person or group becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation; provided, however, that if one or more of the Excluded Parties becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation in a transaction pursuant to which the Common Stock ceases to be publicly listed on a national securities exchange in the United States, such transaction shall be considered a Change of Control;

(ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition or otherwise) a majority of the Corporation’s capital stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Person or Persons that directly or indirectly Beneficially Owned all classes and series of the Corporation’s capital stock immediately before such transaction directly or indirectly Beneficially Own, immediately after such transaction, more than fifty percent (50%) of all classes or series of capital stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Change of Control pursuant to this clause (ii) (provided, that, in the case where stockholders of the Corporation receive securities in another company (such company, an “Acquiror”) as consideration for such transaction, such Acquiror must be publicly listed on a national securities exchange in the United States); or

(iii) the sale, exchange, lease, or transfer of all or substantially all of the Corporation’s assets, determined on a consolidated basis

(n) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

(o) “Consolidated EBITDA” has the meaning given to such term or any equivalent term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated EBITDA” shall have the meaning set forth in the Credit Agreement as most recently in effect. Except as otherwise set forth herein, “Consolidated EBITDA” shall be measured over the 12-month period that includes the most recent four fiscal quarters for which financial statements of the Corporation are available.

(p) “Corporation” has the meaning set forth in the Preamble.

(q) “Credit Agreement” means that certain Credit Agreement, dated as of April 30, 2021, among the Corporation, Garrett LX I S.À R.L., Garrett Motion Holdings, Inc., Garrett Motion SÀRL, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as amended, restated, amended and restated, modified or otherwise supplemented from time to time, or any replacement or successor thereto that is at the applicable time of determination the senior secured credit facility of the Corporation with the largest amount of undrawn commitments plus aggregate principal amount outstanding.

(r) “Deferral” has the meaning set forth in Section 8.

(s) “Deferred Interest Amount” has the meaning set forth in Section 8.

(a) “Deferred Scheduled Redemption Amount” means an amount equal to the number of Deferred Shares outstanding multiplied by the Stated Amount.

(b) “Deferred Shares” has the meaning set forth in Section 8.

(c) “Discount Rate” means a rate of 7.25% per annum.

(d) “Early Redemption Notice” has the meaning set forth in Section 9(c).

(e) “EBITDA Margin” has the meaning set forth in Section 8.

(f) “EBITDA Threshold Requirement” has the meaning set forth in Section 8.

(g) “Effective Date” means April 30, 2021.

(h) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(i) “Excluded Parties” means each of Centerbridge Partners, L.P., Oaktree Capital Management, L.P. and each of their respective Affiliates.

(j) “Full Early Redemption Shares” has the meaning set forth in Section 9(b).

(k) “Holder” means the Initial Holder as defined in Section 2 herein or any permitted transferee thereof pursuant to Section 13.

(l) “Holder Put Event” means an event which occurs if Consolidated EBITDA exceeds $600,000,000 for two (2) consecutive fiscal quarters (measured as of the end of each such fiscal quarter).

(m) “Holder Put Event Notice” has the meaning set forth in Section 11(a).

(n) “Holder Put Exercise Notice” has the meaning set forth in Section 11(d)(i).

(o) “Holder Put Redemption” has the meaning set forth in Section 11(a).

(p) “Holder Put Redemption Date” has the meaning set forth in Section 11(c).

(q) “Holder Put Redemption Price” has the meaning set forth in Section 11(a).

(r) “Holder Put Right” has the meaning set forth in Section 11(a).

(s) “Initial Deferral Payment Schedule” has the meaning set forth in Section 8.

(t) “Junior Stock” has the meaning set forth in Section 5.

(u) “Law”, with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any governmental authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

(v) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(w) “Majority In Interest” means Holders holding a majority of the issued and outstanding shares of Series B.

(x) “Parity Stock” has the meaning set forth in Section 5.

(y) “Parity Stock Liquidation Preference” has the meaning set forth in Section 6(a).

(z) “Partial Early Redemption Shares” has the meaning set forth in Section 9(a).

(aa) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “Person” under this Certificate of Designations.

(bb) “Per Share Series B Liquidation Preference” has the meaning set forth in Section 6(c).

(cc) “Preferred Stock” means the Series A, the Series B, and any future series of preferred stock of the Corporation authorized in accordance with the terms of this Certificate of Designations.

(dd) “Present Value” means, with respect to any date, the present value, as of such date, of all amounts to be paid to Holders to redeem all of the outstanding shares of Series B on future Scheduled Redemption Dates (excluding any Deferred Shares) pursuant to Section 8, calculated using the Discount Rate, an illustrative calculation of which is set forth on Annex B hereto.

(ee) “Scheduled Redemption Amount” has the meaning set forth in Section 8.

(ff) “Scheduled Redemption Dates” means each date set forth on Annex A hereto and each anniversary of the final Scheduled Redemption Date on which shares of Series B remain outstanding.

(gg) “Senior Stock” has the meaning set forth in Section 5.

(hh) “Series A” means the Series A Preferred Stock, $0.001 par value per share, of the Corporation.

(ii) “Series B” has the meaning set forth in Section 1.

(jj) “Series B Director” has the meaning set forth in Section 12(a).

(kk) “Stated Amount” means, in respect of each share of Series B, $1.00 per share and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.

(ll) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time Beneficially Owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such first Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation.

Section 4. Distributions; No Participation; Certain Restrictions.

(a) The Series B shall not be entitled to any dividends or other distributions or payments other than the redemption payments and payments upon liquidation as provided in this Certificate of Designations.

(b) The Series B shall not be entitled to participate in any distributions or payments to the holders of the Common Stock or any other class of stock of the Corporation.

(mm) Unless (i) the Deferred Scheduled Redemption Amount is $0.00 and (ii) the Board of Directors has determined, in good faith, that the Corporation will be able to satisfy in full the payment of the upcoming Scheduled Redemption Amount on the next Scheduled Redemption Date after giving effect to such dividend, distribution or payment, no dividends, distributions or other payments may be made to holders of the Common Stock, the Series A (other than in connection with a conversion of any shares of the Series A in accordance with its terms), or any future class of Preferred Stock established hereafter by the Board of Directors (unless the terms thereof expressly provide that such class ranks senior to the Series B as to right to payment of dividends and distributions and such class of Preferred Stock has been established in accordance with Section 7(b)(i)). For the avoidance of doubt, this Section 4(c) shall not prohibit the accrual of Preference Dividends (as defined in the Series A Certificate of Designations) which are not paid in cash in accordance with the terms of the Series A Certificate of Designations.

Section 5. Ranking. The Series B shall, with respect to the right to be paid the Aggregate Series B Liquidation Preference upon the occurrence of a Liquidation Event (as provided in Section 6 below), rank (i) senior to (A) all classes of Common Stock and (B) any future class of Preferred Stock established hereafter by the Board of Directors (other than Parity Stock or Senior Stock established in accordance with Section 7(b)(i) or Section 7(b)(ii), as applicable) (collectively, referred to as the “Junior Stock”), (ii) pari passu with any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 7(b)(ii), the terms of which expressly provide that such class ranks pari passu with the Series B as to rights on the occurrence of a Liquidation Event (collectively, referred to as the “Parity Stock”) and (iii) junior to (A) the Series A and (B) any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 7(b)(i), the terms of which expressly provide that such class ranks senior to the Series B as to rights on the occurrence of a Liquidation Event (collectively, referred to as “Senior Stock”).

Section 6. Liquidation Rights.

(a) Payment of Series B Liquidation Preference. In the event of the occurrence of any Liquidation Event, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, the Holders of Series B will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Aggregate Series B Liquidation Preference. If, after payment of any liquidation preferences otherwise payable to holders of any Senior Stock in respect of any distribution upon the occurrence of a Liquidation Event, and subject to applicable Law, the remaining assets of the Corporation are not sufficient to pay all Holders of Series B the Aggregate Series B Liquidation Preference in full and to pay all holders of any Parity Stock the aggregate liquidation preferences payable to such holders of such Parity Stock in respect of any distributions upon the occurrence of a Liquidation Event (a “Parity Stock Liquidation Preference”), then the amounts paid to the Holders of Series B and to the holders of all Parity Stock shall be pro rata in accordance with the respective Aggregate Series B Liquidation Preference of Series B and the Parity Stock Liquidation Preference of such Parity Stock.

(b) Residual Distributions. Without prejudice to the rights of the Corporation set forth in Section 9, if the Aggregate Series B Liquidation Preference has been paid in full to the Holders of Series B and all Parity Stock Liquidation Preferences, if any, have been paid in full to all holders of any Parity Stock, then the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences and the Series B shall not be entitled to receive any remaining assets.

(c) Per Share Series B Liquidation Preference. Each share of Series B shall, from time to time, have a liquidation preference in an amount equal to the quotient of (i) the Aggregate Series B Liquidation Preference divided by (ii) the total number of outstanding shares of Series B (the “Per Share Series B Liquidation Preference”).

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Certificate of Designations, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series B receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

Section 7. Voting Rights.

(a) General. The holders of Series B will have no voting rights except as set forth below or as otherwise required by Law.

(b) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by Law or by the Certificate of Incorporation, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the vote or written consent of a Majority In Interest (such right to vote or written consent to be limited to the following, except as otherwise set forth in Section 7(a), but, for the avoidance of doubt, without prejudice to any other rights of the Holders hereunder), given in person or by proxy if by vote, at any meeting called for that purpose, and any such act or transaction purportedly entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Authorization of Senior Stock. Any amendment, modification or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of Senior Stock, or any issuance after the date hereof of shares of Senior Stock that are authorized as of the date hereof, other than an amendment or alteration increasing the authorized amount of shares of Series A necessary to issue shares of Series A as distributions in kind on the Series A Preferred Stock to the holders thereof.

(ii) Authorization of Parity Stock. Any amendment, modification or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of Parity Stock or any issuance after the date hereof of shares of Parity Stock that are authorized as of the date hereof.

(iii) Restriction on Series B Redemptions. Entry by the Corporation or any of its Subsidiaries into any agreement containing or imposing, directly or indirectly, any restriction (including, but not limited to, any covenant or agreement) on the ability of the Corporation to make required payments on or redeem the shares of Series B (other than pursuant to any customary restrictions contained in any agreement governing indebtedness of the Corporation or its Subsidiaries that are on terms which are not, taken as a whole, materially less favorable to the Holders of Series B than the terms contained in the Credit Agreement in existence on the date hereof as determined by the Board of Directors in good faith).

(iv) Amendments. Any amendment, modification, alteration or repeal of any provision of the Certificate of Incorporation or any other certificate of designations of the Corporation that would have an adverse effect, in any material respect, on the rights, preferences, privileges or voting power of the shares of Series B or any Holder thereof or any amendment, modification, alteration or repeal of this Certificate of Designations.

(v) Increase of Size of Board of Directors. Any increase in the number of members of the Board of Directors at a time when the Aggregate Series B Liquidation Preference is greater than $125,000,000.

(i) Other Actions. Any action or inaction that would reduce the Stated Amount of any share of Series B (including, but not limited to, any reverse stock split, combination, or other adjustment).

Section 8. Scheduled Redemptions. On each Scheduled Redemption Date set forth on Annex A (or, if such day is not a Business Day, on the next succeeding Business Day) on which any shares of Series B remain outstanding, the Corporation shall redeem, pro rata from each Holder based on the total number of shares of Series B held by such Holder, an aggregate number of shares of Series B equal to the scheduled redemption amount set forth on Annex A hereto (the “Scheduled Redemption Amount”) with respect to such Scheduled Redemption Date divided by the Stated Amount thereof, for a per share price equal to the Stated Amount; provided, that the Corporation shall not be obligated to redeem the shares of Series B on a Scheduled Redemption Date if, as of such date, (i) the Consolidated EBITDA measured as of the end of the most recently completed fiscal year is less than $425,000,000 (the “EBITDA Threshold Requirement”) or (ii) the Corporation does not have sufficient funds legally available to pay the applicable Scheduled Redemption Amount when due. Any shares of Series B which the Corporation has not redeemed on a Scheduled Redemption Date pursuant to the proviso of the foregoing sentence or the following sentence (“Deferred Shares”) shall, subject to the terms of this Section 8, be redeemed in equal installments on the subsequent two Scheduled Redemption Dates following the Scheduled Redemption Date on which such shares were scheduled to be redeemed in accordance with Annex A for a per share price equal to the Stated Amount (such delayed redemption, a “Deferral”, and such initial deferred payment schedule, the “Initial Deferral Payment Schedule”). Notwithstanding anything else herein to the contrary: (i) all Deferred Shares outstanding as of April 30, 2030 shall be redeemed on April 30, 2030 (and shall not be subject to any further deferral at that time); (ii) if (x) as of any Scheduled Redemption Date the Corporation does not have sufficient funds legally available to redeem all Deferred Shares in accordance with the Initial Deferral Payment Schedule or (y) the difference between the Consolidated EBITDA measured as of the end of the most recent completed fiscal year prior to the applicable payment date for such Deferred Shares and $425,000,000 (the “EBITDA Margin”) is less than the amount of redemption payments that would otherwise be payable by the Corporation with respect to such Deferred Shares, the Corporation shall redeem a number of Deferred Shares equal to the lesser of (A) the maximum amount of Deferred Shares for which it has sufficient funds legally available to do so and (B) the EBITDA Margin divided by the Stated Amount, and any remaining additional Deferred Shares shall be redeemable on the next Scheduled Redemption Date subject to continued application of this clause (ii) (and, for the avoidance of doubt, the Deferred Interest Amount (as defined below) shall continue to apply thereto until such Deferred Shares are redeemed); and (iii) in the event of a Deferral, if the shares of Series B subject to such Deferral are not redeemed in accordance with the Initial Deferral Payment Schedule, such shares shall accrue interest from and after the time that the Corporation fails to make redemption payments in accordance with the applicable Initial Deferral Payment Schedule, at the Deferred Interest Amount and shall, for the avoidance of doubt be payable on the subsequent Scheduled Redemption Date in full, subject to the terms of this Section 8. “Deferred Interest Amount” means interest on the aggregate Stated Amount with respect to the relevant shares of Series B (with no compounding interest) at the annual rate of seven and one-quarter percent (7.25%). Such interest shall accrue daily but shall not be capitalized or added to the then Stated Amount.

Section 9. Early Redemption at the Option of the Corporation.

(a) At any time during the eighteen (18)-month period following the Effective Date, but no more than once during such period, and subject to the terms of this Section 9, the Corporation may redeem, pro rata from each Holder based on the total number of shares of Series B of such Holder, the number of outstanding shares of Series B specified in an Early Redemption Notice (“Partial Early Redemption Shares”), for an aggregate purchase price equal to the Aggregate Partial Early Redemption Price, provided, that (i) immediately following the redemption of Partial Early Redemption Shares pursuant to this Section 9(a), the Present Value of all of the remaining outstanding shares of Series B shall be at least $400,000,000 and (ii) the Corporation shall not redeem any shares of Series B pursuant to this Section 9(a) unless the Corporation has sufficient funds legally available to pay the Aggregate Partial Early Redemption Price. As used in this Certificate of Designations, “Aggregate Partial Early Redemption Price” means the difference of (A) the Present Value as of the applicable redemption date, calculated without giving effect to the redemption of any Partial Early Redemption Shares pursuant to this Section 9(a), minus (B) the Present Value as of the applicable redemption date, calculated as of immediately following the redemption of all of the Partial Early Redemption Shares pursuant to this Section 9(a).

(b) Without prejudice to the rights of the Corporation set forth in Section 9(a), at any time while shares of Series B remain outstanding, and subject to the terms of this Section 9, the Corporation may redeem all, but not less than all, outstanding shares of Series B (the “Full Early Redemption Shares”), for an aggregate cash purchase price equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date, calculated without giving effect to the redemption of the shares of Series B pursuant to this Section 9(b).

(c) To call any Partial Early Redemption Shares or any Full Early Redemption Shares for redemption, the Corporation must send to the Holders a notice of such redemption (an “Early Redemption Notice”) at least twenty (20) Business Days prior to the intended redemption date. Such Early Redemption Notice must state:

(i) the number of Partial Early Redemption Shares or Full Early Redemption Shares, as applicable, to be called from such Holder;

(ii) the redemption date for redemption of such Partial Early Redemption Shares or Full Early Redemption Shares, as applicable; and

(iii) the per share redemption price, calculated as the Aggregate Partial Early Redemption Price or Aggregate Series B Liquidation Preference, as applicable, divided by the total number of Partial Early Redemption Shares or Full Early Redemption Shares, as applicable.

(d) The Corporation will cause any redemption price payable pursuant to this Section 9 to be paid to the Holders on or before the applicable redemption date.

Section 10. Early Automatic Redemption.

(a) In General. Subject to the other terms of this Section 10, on the Automatic Early Redemption Date, the Corporation shall, redeem all outstanding shares of Series B (the “Automatic Early Redemption”) for an aggregate cash purchase price equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date, calculated without giving effect to the redemption of the shares of Series B pursuant to this Section 10.

(b) Funds Legally Available for Payment of Aggregate Series B Liquidation Preference. Notwithstanding anything to the contrary in this Section 10, in connection with an Automatic Early Redemption (1) the Corporation will pay the maximum amount of such Aggregate Series B Liquidation Preference permitted by Law, which payment will be made pro rata to each Holder based on the total number of shares of Series B of such Holder that were otherwise to be redeemed pursuant to such Automatic Early Redemption; and (2) the Corporation will cause all such shares as to which the Aggregate Series B Liquidation Preference was not paid in full to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding, shall accrue interest at the Deferred Interest Amount from and after the date of the Automatic Early Redemption Event and shall be redeemed in full as soon as the Corporation has funds legally available to do so; provided, that, the Corporation will not take any action, or engage in any transaction, in furtherance of a Change of Control if the Aggregate Series B Liquidation Preference payable upon such Change of Control is not reasonably expected to be paid in full at the time due in accordance with Section 10(c).

(c) Automatic Early Redemption Date. The “Automatic Early Redemption Date” will be (1) in the event of an Automatic Early Redemption Event pursuant to clause (i) of the definition thereof that is authorized, approved or otherwise recommended by the Board of Directors (or a committee thereof), a Business Day of the Corporation’s choosing which is on or prior to the date of such Automatic Early Redemption Event, (2) in the event of an Automatic Early Redemption Event pursuant to clause (iv) (solely if such event occurs with respect to the Corporation) of the definition thereof, on the date thereof, provided that the timing for the payment of the Aggregate Series B Liquidation Preference will be in accordance with the law applicable to such bankruptcy reorganization, receivership, insolvency, liquidation or similar proceedings affecting creditors’ or equity holders’ rights and (3) in the event of any Automatic Early Redemption Event other than as set forth in the preceding clauses (1) and (2) of this Section 10(c), a Business Day of the Corporation’s choosing that is no more than thirty (30) calendar days after the date the Corporation sends the related Automatic Early Redemption Notice (provided, that in the event of an Automatic Early Redemption Event pursuant to clause (ii) of the definition thereof, such Automatic Early Redemption Event shall be deemed to be the Automatic Early Redemption Notice). For the avoidance of doubt, in the event of an Automatic Early Redemption Event pursuant to clause (iv) of the definition thereof (solely if such event occurs with respect to the Corporation), the amount due to the Holders pursuant to this Section 10(c) shall be the Aggregate Series B Liquidation Preference, solely to the extent that any such amounts remain legally available for distribution following payment of any liquidation preferences otherwise payable to holders of any Senior Stock. It is understood and agreed that, in the event of an Automatic Early Redemption Event pursuant to clause (iv) of the definition thereof (solely if such event occurs with respect to the Corporation), the Aggregate Series B Liquidation Preference shall be deemed not to include any unmatured interest prohibited by section 502(b)(2) of the Bankruptcy Code. The Corporation shall not assert that the Aggregate Series B Liquidation Preference includes any unmatured interest prohibited by section 502(b)(2) of the Bankruptcy Code.

(d) Automatic Early Redemption Notice. As soon as reasonably practicable after the Corporation discovers that an Automatic Early Redemption Event has occurred or is reasonably likely to occur (other than in the event of an Automatic Early Redemption Event pursuant to clause (ii) of the definition thereof, in which case such Automatic Early Redemption Event shall also be deemed to be the Automatic Early Redemption Notice), the Corporation shall send to each Holder a notice of such Automatic Early Redemption Event (an “Automatic Early Redemption Notice”); provided, that any Automatic Early Redemption effected in connection with such Automatic Early Redemption Notice shall be conditional upon the actual occurrence of such Automatic Early Redemption Event. Such Automatic Early Redemption Notice must state:

(i) a description in reasonable detail of the events constituting such Automatic Early Redemption Event;

(ii) the expected effective date of such Automatic Early Redemption Event;

(iii) the Automatic Early Redemption Date; and

(iv) the redemption price per share of Series B, equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date divided by the total number of outstanding shares of Series B (the “Per Share Early Redemption Price”).

(e) Payment of the Redemption Price. Subject to Section 10(b), the Corporation will cause the Per Share Early Redemption Price for each share of Series B to be redeemed pursuant to an Automatic Early Redemption to be paid to the Holder thereof on or before the Automatic Early Redemption Date.

Section 11. Early Redemption at the Option of the Holder.

(a) In General. Subject to the other terms of this Section 11, each Holder will have the right (the “Holder Put Right”), at its election, following the occurrence of a Holder Put Event, to require the Corporation to redeem all, but not less than all, of such Holder’s shares of Series B on the Holder Put Redemption Date (the “Holder Put Redemption”), for an aggregate cash purchase price equal to the Per Share Early Redemption Price multiplied by the number of shares of Series B held by such Holder (the “Holder Put Redemption Price”); provided, that the Corporation shall not be obligated to effect the Holder Put Redemption unless a Majority in Interest elect to exercise the Holder Put Right in accordance with this Section 11. As soon as reasonably practicable (and in any event within five (5) Business Days) after a Holder Put Event has occurred, the Corporation shall send to each Holder a notice of such Holder Put Event (a “Holder Put Event Notice”).

(b) Funds Legally Available for Payment of the Holder Put Redemption Price. Notwithstanding anything to the contrary in this Section 11 in connection with a Holder Put Redemption, (1) the Corporation will pay the maximum amount of such Holder Put Redemption Price permitted by Law, which payment will be made pro rata to each Holder based on the total number of shares of Series B of such Holder that were otherwise to be redeemed pursuant to such Holder Put Redemption, as the case may be; and (2) the Corporation will cause all such shares as to which the Holder Put Redemption Price was not paid in full to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding and shall accrue interest at the Deferred Interest Amount from and after the date of such Holder Put Event and shall be redeemed in full as soon as the Corporation has funds legally available to do so.

(c) Holder Put Redemption Date. The “Holder Put Redemption Date” will be a Business Day of the Corporation’s choosing that is no more than thirty (30) calendar days after the date the Holder sends the related Holder Put Exercise Notice pursuant to Section 11(d).

(d) Procedures to Exercise the Holder Put Right. To exercise its Holder Put Right the Holder thereof must deliver to the Corporation:

(i) Within twenty (20) Business Days after receiving the applicable Holder Put Event Notice, a duly completed, written Holder Put Exercise Notice with respect to such share(s) in the form of Annex C hereto (a “Holder Put Exercise Notice”); it being understood that if the Holder fails to deliver the Holder Put Exercise Notice within the such twenty (20) Business Day period, then such Holder Put Right in respect of such Holder Put Event shall lapse; and

(ii) such share(s), duly endorsed for transfer, to the extent such share(s) are represented by one or more certificates.

Within five (5) Business Days after receipt of the Holder Put Exercise Notice, the Corporation shall notify the Holder in writing of (A) the Holder Put Redemption Date and (B) the per share redemption price, which shall be equal to the Per Share Early Redemption Price.

(e) Payment of the Per Share Early Redemption Price. Subject to Section 11(b), the Corporation will cause the Per Share Early Redemption Price for each share of Series B to be redeemed pursuant to Holder Put Redemption to be paid to the Holder thereof on or before the later of (i) the Holder Put Redemption Date and (ii) the date the certificate in respect of such share (if any) is tendered to the Corporation or its transfer agent. If a Holder Put Exercise Notice is validly delivered but the Holder Put Redemption is prohibited by applicable law, the Corporation will redeem (at the Per Share Early Redemption Price for each such share of Series B) the maximum number of shares of Series B with respect to which redemption is permitted by Law, and will redeem any remaining share of Series B as promptly as possible following the date when such redemption is permitted by Law.

Section 12. Election of Directors.

(nn) Provided that the aggregate Series B Liquidation Preference is greater than $125,000,000, (i) the Majority in Interest will have the exclusive right, voting separately as a class, to elect or appoint one director to the Board of Directors (which, for the purposes of this Section 12, shall refer only to the Board of Directors of the Corporation and not any committee thereof), irrespective of whether the Board of Directors has nominated such Person (the “Series B Director”), (ii) notwithstanding anything to the contrary herein, in the Certificate of Incorporation or in the Bylaws, a Majority in Interest shall have the exclusive right to remove any Series B Director at any time for any reason or no reason (with or without cause) by sending a written notice to the Corporation and, upon receipt of such notice by the Corporation, such Series B Director shall be deemed to have resigned from the Board of Directors, and (iii) in the event of the death, disability, resignation or removal of any Series B Director, a Majority in Interest shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby. In the event that any Series B Director offers to tender his or her resignation, the Board of Directors shall promptly determine whether to accept such resignation and, if the Board of Directors chooses to accept such resignation, the Corporation and the Majority In Interest shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual; provided, that, for the avoidance of doubt, this sentence shall not be construed in any manner to limit the right of a Majority In Interest to remove the Series B Director at any time pursuant to clause (ii) above. At such time as the Aggregate Series B Liquidation Preference is not greater than $125,000,000, any Series B Director shall be deemed to have resigned from the Board of Directors without further action by the Holders or the Corporation. Neither the Board of Directors nor any holders of Senior Stock or any Person or group of Persons (other than the Majority in Interest) shall have any right to remove any Series B Director from the Board of Directors without cause, such right of removal being vested exclusively with a Majority in Interest. For the avoidance of doubt, nothing in the foregoing sentence shall be deemed to derogate the rights of the Corporation’s stockholders to remove any Series B Director for cause to the extent provided by the Delaware General Corporation Law; provided, that, for the avoidance of doubt, no such removal shall in any way alter or impair the rights of the Majority in Interest to elect or appoint the Series B Director, including any replacement Series B Director.

(oo) The Corporation and its Subsidiaries shall reimburse the Series B Director for all reasonable and documented out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Corporation’s reimbursement policies.

(pp) To the extent elected or appointed by the Majority In Interest, the Corporation shall, and shall use its reasonable best efforts to cause its directors, officers and employees to, take all actions necessary and within its and their control and to the extent permissible by Law to cause the election, appointment, removal or replacement of the Series B Director as provided for herein.

Section 13. Transfer Restrictions. No Holder of shares of Series B may offer, sell, assign or transfer any portion of such Holder’s shares of Series B without the approval of the Board of Directors, which consent the Board of Directors may grant or withhold in its sole discretion; provided, that, any Holder may offer, sell, assign or transfer any shares of Series B to any of its controlled Affiliates; provided, further, that if any such controlled Affiliate ceases to be an Affiliate of such Holder, such Series B shares must be assigned or transferred to the original Holder or a controlled Affiliate thereof. Any offer, sale, assignment or transfer of any shares of Series B in violation of any provision of this Certificate of Designations shall be null and void and without any effect. Each certificate (if any) evidencing shares of Series B shall bear a legend indicating that such shares of Series B are subject to the restrictions on transfer set forth herein.

Section 14. Expenses. All reasonable and documented out-of-pocket costs and expenses incurred by any Holder in successfully enforcing the right to receive any Scheduled Redemption Amounts or the Deferred Scheduled Redemption Amount in accordance with the terms of this Certificate of Designations shall reimbursed by the Corporation.

Section 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 16. Notices. All notices or communications in respect of the Series B will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 17. No Other Rights or Privileges. The shares of Series B will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.

Section 18. Certificates. The Corporation may at its option issue shares of Series B without certificates.

Section 20. Interpretation. Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designations, and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designations would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. References herein to any payment shall mean a payment in cash in United States Dollars by wire transfer of immediately available funds to an account designated by the applicable payee.

Section 19. Enforcement. To the fullest extent permitted by law, the provisions of this Certificate of Designations shall remain in full force and effect irrespective of (i) the failure of any Person to assert any claim or demand or to enforce any right or remedy under this Certificate of Designations or otherwise or (ii) any change in the corporate existence, structure or ownership of the Corporation or any of its Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Corporation or any of its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jérôme Maironi, its Senior Vice President, General Counsel and Corporate Secretary this 30th day of April, 2021.

GARRETT MOTION INC.

By:
	Name:	Jérôme Maironi
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Annex A

Scheduled Redemptions

Scheduled Redemption Date	Scheduled Redemption Amount
April 30, 2022	$34,800,000
April 30, 2023	$100,000,000
April 30, 2024	$100,000,000
April 30, 2025	$100,000,000
April 30, 2026	$100,000,000
April 30, 2027	$100,000,000
April 30, 2028	$100,000,000
April 30, 2029	$100,000,000
April 30, 2030	$100,000,000

Annex B

Illustrative Calculation of Present Value

Discount Rate:	7.25%	Discount Rate Multiplier:
Present Value as of April 30, 2021:	$583,857,988
April 30, 2022	$34,800,000	0.932401
April 30, 2023	$100,000,000	0.869371
April 30, 2024	$100,000,000	0.810603
April 30, 2025	$100,000,000	0.755807
April 30, 2026	$100,000,000	0.704715
April 30, 2027	$100,000,000	0.657077
April 30, 2028	$100,000,000	0.612659
April 30, 2029	$100,000,000	0.571244
April 30, 2030	$100,000,000	0.532628

Annex C

Form of Holder Put Exercise Notice

This Holder Put Exercise Notice is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series B Preferred Stock of Garrett Motion Inc., a Delaware corporation (the “Corporation”), pursuant to the terms and conditions of that certain Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. (the “Certificate of Designations”), approved by the Board of Directors of the Corporation on April 27, 2021. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designations.

Redemption: In accordance with and pursuant to such Certificate of Designations, the Holder hereby elects that the Corporation shall redeem all of the outstanding shares of Series B held by the Holder.

Name of Holder: _______________________
Number of Shares of Series B Held by Holder: _______________________

Bank Account Information: Please provide bank account details for delivery of the redemption price.

Account Name :

Bank Account No.:

ABA/Routing No.:

SWIFT Instructions (as applicable)

Bank Name:

Bank Address:

Reference:

ANNEX D

FORM OF

SECOND AMENDED AND RESTATED BY-LAWS

GARRETT MOTION INC.

SECOND AMENDED AND RESTATED BY-LAWS

Effective as of April 30, 2021

ARTICLE I

Offices

SECTION 1.1 Registered Office. The registered office of Garrett Motion Inc. (hereinafter, the “Corporation”) in the State of Delaware shall be at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the registered agent shall be Corporation Service Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

SECTION 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 2.1 Place of Meeting. All meetings of the stockholders of the Corporation (the “stockholders”) shall be at a place either within or outside of the State of Delaware, or by means of remote communication, as may be determined by the Board and as specified in the notice of meeting. In the absence of such a determination, a meeting of stockholders shall be held at the principal executive office of the Corporation.

SECTION 2.2 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed, rescheduled or cancelled by action of the Board taken prior to the time previously scheduled for such annual meeting of the stockholders.

SECTION 2.3 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock (as defined in the Certificate, defined below), special meetings of the stockholders may only be called in the manner provided in the Corporation’s Second Amended and Restated Certificate of Incorporation as amended and restated or otherwise modified (including, for the avoidance of doubt, each Certificate of Designations (if any) setting forth the terms of a series of Preferred Stock) (the “Certificate”). Only such business as is specified in the Corporation’s notice of any special meeting of stockholders shall come before such meeting. A special meeting shall be held at such date, time and place either within or outside of the State of Delaware, or by means of remote communication, as may be determined by the Board and as specified in the notice of meeting. The Board may postpone, reschedule or cancel any such meeting.

SECTION 2.4 Notice of Meetings. Except as otherwise provided by law, notice, including by electronic transmission in the manner provided by the General Corporation Law of the State of Delaware (the “DGCL”), of each meeting of the stockholders, whether annual or special, shall be given by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission in compliance with applicable law, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. Notice shall also be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the U.S. Securities and Exchange Commission (“SEC”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL. Each such notice shall state the place (or, if applicable, that the meeting will be held by means of remote communication), the date and the hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place, if any, to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 2.5 Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority in voting power of the shares of any such class or series of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum of such class or series. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

2

SECTION 2.6 Adjournments. The chairman of the meeting or the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote and who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority in voting power of the shares of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.7 Order of Business.

(a) At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, such person as shall be selected by the Board, shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting, (ii) in accordance with the terms of the Series A Investor Rights Agreement (as defined in the Certificate) or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.7 (such business, “Stockholder Business”).

(c) Except as set forth in the Series A Investor Rights Agreement, for business (other than nominations for election of directors, which are governed by Section 3.3) properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof (a “Notice of Business”) in proper written form to the Secretary of the Corporation (the “Secretary”). To be timely, a Notice of Business must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, a Notice of Business to be timely must be so delivered or received no earlier than the 120th day prior to such annual meeting and no later than the later of (x) the close of business on the later of the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of a Notice of Business for the 2022 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 28, 2021. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, the Notice of Business must set forth:

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(i) the name and record address of each stockholder proposing to bring business before the annual meeting (each, a “Proponent”), as they appear on the Corporation’s books;

(ii) the name and address of each Stockholder Associated Person (as defined below);

(iii) as to each Proponent and each Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such Proponent or Stockholder Associated Person, (B) a description of any agreement, arrangement or understanding, direct or indirect, with respect to the business to be brought before the annual meeting, between or among any Proponent or any Stockholder Associated Person, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the notice by, or on behalf of, any Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (D) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which any Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation and (E) any profit-sharing or any performance-related fees (other than an asset-based fee) that any Proponent or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.7(c)(i) to (iii) of this Article II is referred to herein as “Stockholder Information”;

(iv) a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such proposed business;

(v) a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting and the reasons that each Proponent believes conducting such business at the annual meeting and taking such actions would be in the best interests of the Corporation and its stockholders;

(vi) any material interest of any Proponent and any Stockholder Associated Person in such proposed business;

(vii) any direct or indirect legal, economic or financial interest (including short position) of each Proponent and any Stockholder Associated Person in the outcome of any vote to be taken with respect to any matter that is substantially related, directly or indirectly, to any business proposed to be brought before a meeting by any stockholder under these By-laws;

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(viii) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Proponent or any Stockholder Associated Person or any other person representing such Proponent has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such stockholder or person, other than as disclosed pursuant to clause (iii)(D) above;

(ix) any equity interests, including any convertible, derivative or short positions, in any principal competitor of the Corporation held by each Proponent or Stockholder Associated Person (for purposes of this Section 2.7(c), a person shall be deemed to have a short position in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(x) a representation as to whether the Proponent(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(xi) all other information that would be required to be filed with the SEC if the Proponent(s) or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act (or any successor of such Section);

(xii) a certification that each Proponent and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation; and

(xiii) a representation that each Proponent shall provide any other information reasonably requested by the Corporation.

(d) In addition, each Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to Section 2.7(c)(xiv) of this Article II (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is 10 business days prior to the announced date of the annual meeting to which the Notice of Business relates. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the principal executive offices of the Corporation, addressed to the Secretary, by no later than five business days after the applicable date specified in clause (i) and (ii) of the foregoing sentence.

(e) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.7, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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(f) If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. A “qualified representative” of the Proponent or any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the person presiding over the meeting) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.

(g) “Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder, (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with such Proponent or Nominating Stockholder.

(h) “Control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(i) Nothing in this Section 2.7 shall be deemed to affect any rights (i) of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate or (ii) of the Series A Investors (as defined in the Certificate) under the Series A Investor Rights Agreement. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 2.8 List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Nothing in this Section shall require the Corporation to include electronic mail addresses or other electronic content information on such list. Such list shall be produced and kept available at the times and places required by law.

SECTION 2.9 Voting.

(a) Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock entitled to vote at any meeting of stockholders shall be entitled to such number of votes, if any, for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock.

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(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

(c) Except as otherwise required by law and except as otherwise provided in the Certificate or these By-laws, all corporate actions to be taken by vote of the stockholders shall be authorized by holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote thereon and who are present in person or represented by proxy at a meeting of stockholders, and where a separate vote by class or series is required, by holders of a majority in voting power of the shares of such class or series who are entitled to vote thereon and are present in person or represented by proxy shall be the act of such class or series. For purposes of this Section 2.9(c), votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

(d) Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot.

SECTION 2.10 Inspectors. The chairman of the meeting shall appoint one or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed as an inspector.

SECTION 2.11 Public Announcements. For the purpose of Section 2.7 of this Article II, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

ARTICLE III

Board of Directors

SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation (or grant authority to exercise such powers) and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

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SECTION 3.2 Number, Qualification and Election.

(a) The number of directors constituting the Board shall be determined in accordance with the Certificate. The terms of office of directors shall be governed by the Certificate.

(b) Each director shall be a natural person of at least 21 years of age. Directors need not be stockholders of the Corporation. No person shall qualify for service as a director of the Corporation (except with respect to a director designated, appointed or elected, as applicable, by a Series A Investor under the Series A Investor Rights Agreement (as defined in the Certificate) or by one or more stockholders pursuant to any Certificate of Designations, as applicable), unless such person agrees to submit promptly following such person’s election or re-election to the Board an irrevocable resignation that will become effective in respect of subsequent elections upon (x) such person’s failure to receive a majority of the votes cast in an uncontested election and (y) the acceptance of such resignation by the Board.

(c) In any uncontested election of directors, each person receiving a majority of the votes cast shall be deemed elected. For purposes of this paragraph, a “majority of the votes cast” shall mean that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). In any contested election of directors, the persons receiving a plurality of the votes cast (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director), up to the number of directors to be elected in such election, shall be deemed elected. A contested election is one in which, as of the date that is 14 calendar days in advance of the date the Corporation files its definitive proxy statement with the SEC (regardless of whether or not it is thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected. An uncontested election is any election that is not a contested election.

(d) With respect to a resignation provided pursuant to Section 3.2(b), the Board shall consider such resignation and may either (i) accept the resignation or (ii) reject the resignation and seek to address the underlying cause(s) of the majority-withheld vote. While the Board may delegate to a committee the authority to assist the Board in its review of the matter, the Board shall decide whether to accept or reject the resignation within 90 days following the certification of the stockholder vote. Once the Board makes this decision, the Corporation will promptly make a public announcement of the Board’s decision in the manner described in Section 2.11. If the Board rejects the resignation, the public announcement will include a statement regarding the reasons for its decision.

(e) The chairman of the nominating and governance committee established pursuant to Section 4.1 will have the authority to manage the Board’s review of the resignation. In the event it is the chairman of the nominating and governance committee who received a majority-withheld vote, the independent directors who did not receive majority-withheld votes shall select a director or group of directors to manage the process, and such director or directors shall have the authority otherwise delegated to the chairman of the nominating and governance committee by this Section 3.2. Any director whose resignation is being considered as a result of a majority-withheld vote shall not participate in the committee’s or the Board’s deliberations or vote on whether to accept or reject his or her resignation; provided that any director, regardless of whether such director received a majority-withheld vote, may participate in such deliberations or vote regarding another director’s resignation.

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SECTION 3.3 Notification of Nominations.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock and the Series A Investors under the Series A Investor Rights Agreement, nominations for the election of directors may be made by the Board or by any stockholder pursuant to (i) this Section 3.3 for any stockholder of record who at the time of giving of the notice of nomination provided for in this Section 3.3 is entitled to vote for the election of directors or (ii) Section 3.15. Subject to the rights of the holders of any outstanding series of Preferred Stock and the Series A Investors under the Series A Investor Rights Agreement, this Section 3.3 and Section 3.15 are the exclusive means by which a stockholder may nominate a person for election to the Board. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice (a “Notice of Nomination”) of such stockholder’s intent to make such nomination is given in proper written form to the Secretary. To be timely, a Notice of Nomination must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, a Notice of Nomination to be timely must be so delivered or received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of a Notice of Nomination for the 2022 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 28, 2021 and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, no earlier than the 90th day prior to such special meeting and no later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, the Notice of Nomination shall set forth:

(i) the Stockholder Information with respect to each stockholder nominating persons for election to the Board (each, a “Nominating Stockholder”) and each Stockholder Associated Person;

(ii) a representation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

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(iii) all information regarding each Nominating Stockholder, each nominee (each, a “Stockholder Nominee”) and each Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, including (1) any material interest of such Nominating Stockholder and any Stockholder Associated Person in such nomination, (2) any direct or indirect legal, economic or financial interest (including short position) of such Nominating Stockholder and any Stockholder Associated Person in the outcome of any vote to be taken at any meeting of stockholders of any other entity with respect to any matter that is substantially related, directly or indirectly, to any nomination by any stockholder under these By-laws, (3) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Stockholder or any Stockholder Associated Person or any other person representing such stockholder has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such stockholder or person, (4) any equity interests, including any convertible, derivative or short positions, in any principal competitor of the Corporation held by such Nominating Stockholder or any Stockholder Associated Person (for purposes of this Section 3.3(a), a person shall be deemed to have a short position in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), and (5) any performance-related fees (other than an asset-based fee) to which such Nominating Stockholder or any Stockholder Associated Person or any affiliate or immediate family member of such person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any derivative securities of the Corporation’s equity;

(iv) (A) each Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) a completed and duly executed written questionnaire completed and signed by each Stockholder Nominee with respect to the background, qualifications and independence of such Stockholder Nominee (in the form provided by the Secretary within five (5) business days upon written request by a stockholder of record identified by name), including the name, age, business address and residence address of the person; (C) a completed and duly executed written questionnaire with respect to the background and qualification with respect to such Nominating Stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (in the form provided by the Secretary upon written request), including the principal occupation or employment of the person (present and for the past five years), and (D) each Stockholder Nominee’s written representation and agreement (in the form provided by the Secretary within five (5) business days upon written request by a stockholder of record identified by name), (i) unless designated, appointed or elected, as applicable, by a Series A Investor under the Series A Investor Rights Agreement or by one or more stockholders pursuant to any Certificate of Designations, as applicable, that if elected as a director of the Corporation, such person will submit an irrevocable resignation effective upon (x) such person’s failure to receive a majority of the votes cast in an uncontested election and (y) the acceptance of such resignation by the Board, (ii) that such person currently intends to serve as a director for the full term for which such person is standing for election, (iii) that such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (iv) that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (v) that in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to Corporation directors;

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(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any such successor rule) if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(vi) a duly executed representation as to whether the Nominating Stockholder(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination;

(vii) all other information that would be required to be filed with the SEC if the Nominating Stockholder(s) and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act (or any such successor section); and

(viii) a duly executed representation that each Nominating Stockholder shall provide any other information reasonably requested by the Corporation.

(b) In addition, each Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or, at the Corporation’s request, such information provided pursuant to Section 3.3(a)(vii) of this Article III (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is 10 business days prior to the announced date of the meeting to which the Notice of Nomination relates. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the principal executive offices of the Corporation, addressed to the Secretary, by no later than five business days after the applicable date specified in clause (i) and (ii) of the foregoing sentence.

(c) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.3, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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(d) If the Nominating Stockholder (or a qualified representative of the stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees (as defined below), such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate or any Certificate of Designation.

(f) Notwithstanding anything in the immediately preceding paragraph of this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

SECTION 3.4 Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place, if any, whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 3.5 Place of Meeting. Subject to Sections 3.6 and 3.7 of this Article III, the Board may hold its meetings at such place or places, if any, either within or outside of the State of Delaware, as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 3.6 Regular Meetings. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine, at such locations as the Board may determine.

SECTION 3.7 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or by a majority of the non-employee directors, and shall be held at such place, if any, on such date and at such time as he, she or they, as applicable, shall fix.

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SECTION 3.8 Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least 48 hours before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than 24 hours before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Unless otherwise required by these By-laws, every such notice shall state the time and place, if any, but need not state the purpose of the meeting.

SECTION 3.9 Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 3.10 Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

SECTION 3.12 Chairman. The Board shall periodically select one of its members to be Chairman and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board shall determine.

SECTION 3.13 Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.14 Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the Board, or both, and for acting as a chair of a committee of the Board, and/or any other compensation in each case as the Board or a committee thereof shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.

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SECTION 3.15 Proxy Access.

(a) The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and the Required Information (as defined below) relating to, any nominee for election or reelection to the Board who satisfies the eligibility requirements in this Section 3.15 (a “Proxy Access Nominee”) and who is identified in a notice that complies with Section 3.15(f) of this Article III and that is timely delivered pursuant to Section 3.15(g) of this Article III (the “Stockholder Notice”) by one stockholder, or a group of no more than twenty stockholders, who:

(i) elects at the time of delivering the Stockholder Notice to have such Proxy Access Nominee included in the Corporation’s proxy materials;

(ii) as of the date of the Stockholder Notice and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, Owns (as defined below in Section 3.15(c) of this Article III) a number of shares of the Corporation that represents at least 3% of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Required Shares”) and has Owned continuously the Required Shares (as adjusted for any stock splits, stock dividends or similar events) for at least three years; and

(iii) satisfies the additional requirements in these By-laws (such stockholder or group of stockholders, collectively, an “Eligible Stockholder”).

(b) For purposes of satisfying the Ownership requirement under Section 3.15(a) of this Article III:

(i) the outstanding shares of the Corporation Owned by a group of one or more stockholders may be aggregated (for the avoidance of doubt, the number of stockholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty); and

(ii) two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall, in each case, be treated as one stockholder.

(c) For purposes of this Section 3.15, an Eligible Stockholder “Owns” only those outstanding shares of the Corporation as to which the stockholder or group of stockholders possesses both:

(i) the full voting and investment rights pertaining to the shares, and

(ii) the full economic interest in (including, without limitation, the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (i) and (ii) of this Section 3.15(c) shall not include any shares:

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(A) sold by such stockholder or any affiliate (as defined below in this Section 3.15(c)) in any transaction that has not been settled or closed, including, without limitation, any short sale;

(B) borrowed by such stockholder or any affiliate for any purposes or purchased by such stockholder or any affiliate pursuant to an agreement to resell; or

(C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of:

(1)	reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares; and/or

(2)	hedging, offsetting or altering to any degree gain or loss arising from the full economic interest in such shares by such stockholder or affiliate.

A stockholder “Owns” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and has recalled such loaned shares as of the date of the Stockholder Notice and through the date of the annual meeting of stockholders. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of the Corporation are “Owned” for these purposes shall be determined by the Board.

For purposes of this Section 3.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(d) No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 3.15, and no shares of the Corporation may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder.

(e) For purposes of this Section 3.15, the “Required Information” that the Corporation will include in its proxy materials is:

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(i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of its Proxy Access Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy materials for the annual meeting of stockholders.

Notwithstanding anything to the contrary contained in this Section 3.15, the Corporation may omit from its proxy materials any information or statement that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.15 shall limit the Corporation’s ability to solicit against a stockholder nominee and include in its proxy materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.

(f) The Stockholder Notice shall set forth the information required under Section 3.3(a) of this Article III (replacing the term “Proponent” with “Eligible Stockholder” and the term “Stockholder Nominee” with “Proxy Access Nominee”), including the questionnaire, agreement and other materials required by Section 3.3(a)(iv), and, in addition, shall include:

(i) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act Rule 14a-18 (or any successor schedule or rule); and

(ii) the written agreement of the Eligible Stockholder (or in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation (in the form provided by the Secretary upon written request), setting forth the following additional agreements, representations and warranties:

(A) a certification as to the number of shares of the Corporation it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to Own such shares through the date of the annual meeting of stockholders, which statement shall also be included in the written statements set forth in Item 4 of the Schedule 14N (or any successor schedule) filed by the Eligible Stockholder with the SEC;

(B) the Eligible Stockholder’s agreement to provide the information required under Section 3.3(a) of this Article III and the written statements from the record holder and intermediaries as required under Section 3.15(h) of this Article III verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting of stockholders;

(C) the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 3.15):

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(1)	acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(2)

will provide facts, statements and other information in all communications with the Corporation and stockholders of the Corporation that are true and correct in all material respects and do not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(3)	has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 3.15;

(4)

has not engaged and will not engage in a, and has not been and will not be a “participant” (as defined in Item 4 of the Exchange Act Schedule 14A) (or any successor schedule) in other person’s, “solicitation” within the meaning of Exchange Act Rule 14a-1(l) (or any successor rule), in support of the election of any individual as a director at the annual meeting of stockholders other than its Proxy Access Nominee or a nominee of the Board; and

(5)	will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation.

(D) the Eligible Stockholder’s agreement to:

(1)

assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation;

(2)

indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.15; provided, however, that the indemnification by the Eligible Stockholder under this Section 3.15(f)(ii)(D)(2) shall no longer be required or apply with respect to any acts or omissions by the Proxy Access Nominee that occur after such Proxy Access Nominee’s election to the Board;

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(3)	comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders;

(4)

file all materials described below in Section 3.15(h)(iii) of this Article III with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor regulation), or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A (or any successor regulation);

(5)	provide to the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation;

(6)	promptly disclose to the Corporation if the Eligible Stockholder does not intend to continue to Own the Required Shares for at least one year following the annual meeting of stockholders; and

(7)

in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including, without limitation, any withdrawal of the nomination.

(g) To be timely under this Section 3.15, the Stockholder Notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 120 days nor more than 150 days prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than such anniversary date, the Stockholder Notice to be timely must be so delivered or received no earlier than the 150th day prior to such annual meeting of stockholders and no later than the close of business on the later of the 120th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of the Stockholder Notice for the 2022 annual meeting of stockholders, the date of the immediately preceding annual meeting of stockholders shall be deemed to be May 28, 2021 and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above. For purposes of Rule 14a-18 under the Exchange Act (or any successor rule), the applicable “date specified by the registrant’s advance notice provision” shall be the date determined pursuant to this Section 3.15(g).

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(h) An Eligible Stockholder (or in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder) must:

(i) within five business days after the date of the Stockholder Notice provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, verifying that the Eligible Stockholder Owns, and has Owned continuously for the preceding three years, the Required Shares;

(ii) include in the written statements provided pursuant to Item 4 of Schedule 14N (or any successor schedule) filed with the SEC a statement certifying that it Owns and continuously has Owned the Required Shares for at least three years;

(iii) file with the SEC any solicitation or other communication relating to the current year annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor regulation) or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A (or any successor regulation); and

(iv) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 3.15(b)(ii) of this Article III.

(i) Notwithstanding anything to the contrary contained in this Section 3.15, the Corporation may omit from its proxy materials any Proxy Access Nominee, and such nomination shall be disregarded and no vote on such Proxy Access Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i) the Secretary receives notice that a stockholder intends to nominate a person for election to the Board which stockholder does not elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 3.15;

(ii) the Eligible Stockholder or Proxy Access Nominee breaches any of its respective agreements, representations or warranties set forth in the Stockholder Notice or otherwise required by this Section 3.15, or if any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 3.15) was not, when provided, true, correct and complete or the requirements of this Section 3.15 have otherwise not been met;

(iii) the Proxy Access Nominee or the stockholder or group of stockholders (including any member thereof) who has nominated such Proxy Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the meeting other than such Proxy Access Nominee or a nominee of the Board;

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(iv) the Proxy Access Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3 (or any successor rule) or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the three years preceding the date the Corporation first mails to the stockholders its notice of the meeting that includes the Proxy Access Nominee, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is an officer, director or general partner of any legal entity where a fellow officer, director or general partner of such legal entity is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (E) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the 10 years preceding the date the Corporation first mails to the stockholders its notice of the meeting that includes the Proxy Access Nominee, or (F) is subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933, as amended; or

(v) the election of the Proxy Access Nominee to the Board would cause the Corporation to be in violation of the Certificate, these By-laws or any applicable state or federal law, rule, regulation or listing standard.

Any such determination by the Board (or any other person or body authorized by the Board) regarding a nomination’s satisfaction of this Section 3.15(i) shall be binding on the Corporation and its stockholders.

(j) The maximum number of Proxy Access Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders pursuant to this Section 3.15 (including, without limitation, any Proxy Access Nominee whose name was submitted for inclusion in the Corporation’s proxy materials for such annual meeting of stockholders but who is nominated by the Board as a Board nominee for such annual meeting of stockholders), together with:

(i) any nominees who were previously elected to the Board as (A) Proxy Access Nominees pursuant to this Section 3.15 (including, without limitation, any Proxy Access Nominee whose name was submitted for inclusion in the Corporation’s proxy materials for such prior annual meeting of stockholders but who was nominated by the Board as a Board nominee for such prior annual meeting of stockholders) or (B) a nominee of any stockholder in any other manner, in either case at any of the preceding two annual meetings of stockholders and who are re-nominated for election at such annual meeting of stockholders by the Board, and

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(ii) any Proxy Access Nominee who was qualified for inclusion in the Corporation’s proxy materials for such annual meeting of stockholders but whose nomination is subsequently withdrawn, shall not exceed the greater of (x) two or (y) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 3.15 with respect to such annual meeting of stockholders, or if such amount as calculated in clause (y) of this Section 3.15(j) is not a whole number, the closest whole number below 20%; provided that if there is a vacancy on the Board and the number of directors is decreased prior to such annual meeting of stockholders, then the 20% of the number of directors shall be calculated based on the number of directors in office as of the date of such decrease in the number of directors. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 3.15 exceeds this maximum number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(k) Notwithstanding the foregoing provisions of this Section 3.15, unless otherwise required by law or otherwise determined by the person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a qualified representative of the Eligible Stockholder appears at the annual meeting of stockholders to present such Eligible Stockholder’s Proxy Access Nominees, such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominees may have been received by the Corporation.

(l) Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders, or (ii) does not receive at least 25% of the votes cast in favor of the Proxy Access Nominee’s election, will be ineligible to be a Proxy Access Nominee pursuant to this Section 3.15 for the next two annual meetings of stockholders.

(m) The Corporation may request such additional information as necessary to permit the Board to determine if each Proxy Access Nominee is independent under the listing standards of the principal United States exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.

(n) Subject to the rights of the Investors (as defined in the Certificate) under the Series A Investor Rights Agreement or any Certificate of Designations, as applicable, this Section 3.15 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

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ARTICLE IV

Committees of the Board of Directors

SECTION 4.1 Committees of the Board. The Board shall designate such committees as may be required by the listing standards of the principal United States exchange upon which the shares of the Corporation’s capital stock are listed and may from time to time designate other committees of the Board (including, without limitation, an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

SECTION 4.2 Conduct of Business. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or the charter of such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of Article III applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report on its actions to the Board.

ARTICLE V

Officers

SECTION 5.1 Number; Term of Office. The officers of the Corporation shall be elected by the Board and may consist of: a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and a Treasurer, Controller and Secretary and such other officers and agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

SECTION 5.2 Removal. Subject to Section 5.13 of this Article V, any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose, by the Chief Executive Officer, or by any other superior officer upon whom such power may be conferred by the Board.

SECTION 5.3 Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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SECTION 5.4 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board.

SECTION 5.5 President. The President shall perform such senior duties as he or she may agree with the Chief Executive Officer (if the position is held by an individual other than the Chief Executive Officer) or as the Board shall from time to time determine.

SECTION 5.6 Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as he or she may agree with the Chief Executive Officer or as the Board shall from time to time determine. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation.

SECTION 5.7 Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 5.8 Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

SECTION 5.9 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.

SECTION 5.10 Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.

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SECTION 5.11 Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and when deemed necessary shall affix the seal or cause it to be affixed to all certificates of stock, if any, of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 5.12 Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

SECTION 5.13 Additional Matters. The Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board or appointed by any duly elected officer or assistant officer authorized by the Board to appoint such person.

ARTICLE VI

Indemnification

SECTION 6.1 Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director, officer or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or agent or in any other capacity while serving as a director, officer or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer or agent of the Corporation or a Covered Entity; provided, however, that, except as provided in Section 6.4(d) of this Article VI with respect to an adjudication of entitlement to indemnification, the Corporation shall indemnify and hold harmless any such Indemnitee in connection with a Proceeding initiated by such Indemnitee only if such Proceeding was authorized by the Board. Any person entitled to indemnification as provided in this Section 6.1 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification pursuant to this Article VI shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article VI; provided that payment of expenses incurred by a person other than a director or officer of the Corporation prior to the conclusion of any Proceeding shall be made, unless otherwise determined by the Board, only upon delivery to the Corporation of an undertaking by or on behalf of such person to the same effect as any undertaking required to be delivered to the Corporation by any director or officer of the Corporation pursuant to the DGCL or other applicable law.

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SECTION 6.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, liabilities or losses as specified in Section 6.1 of this Article VI or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 6.1 of this Article VI, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

SECTION 6.3 Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

SECTION 6.4 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:

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(a) Advancement of Expenses. All reasonable expenses (including, without limitation, attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law or the provisions of this Article VI at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI.

(b) Procedure for Determination of Entitlement to Indemnification.

(i) To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii) The Indemnitee’s entitlement to indemnification under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 6.4(e) of this Article VI), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 6.4(e) of this Article VI) if there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 6.4(c) of this Article VI.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.4(b)(ii) of this Article VI, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object.

(c) Presumptions and Effect of Certain Proceedings. If the person or persons empowered under Section 6.4(b) of this Article VI to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 6.1 of this Article VI, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

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(d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 6.4(b) of this Article VI that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination.

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 6.4(b) or (c) of this Article VI, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within 45 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 6.4(a) of this Article VI or (Y) payment of indemnification is not made within 45 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.4(b) or (c) of this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.4(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VI.

(iv) In the event that the Indemnitee, pursuant to this Section 6.4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, or in the event of a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication, arbitration or suit. If it shall be determined in such judicial adjudication, arbitration or suit that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication, arbitration or action shall be prorated accordingly.

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(e) Definitions. For purposes of this Article VI:

(i) “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(ii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

SECTION 6.5 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 6.6 Indemnification of Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors, officers and employees of the Corporation or any Covered Entity, may indemnify any person other than a director, officer or employee of the Corporation or any Covered Entity, who is or was an agent of the Corporation or a Covered Entity and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director, officer, employee or agent of the Corporation or of a Covered Entity, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors, officers and employees of the Corporation.

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ARTICLE VII

Capital Stock

SECTION 7.1 Certificates for Shares and Uncertificated Shares.

(a) The shares of stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or shall be represented by certificates, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(b) The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 7.2 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 7.3 Registered Stockholders and Addresses of Stockholders.

(a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

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(b) Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

SECTION 7.4 Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 7.5 Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 7.6 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or, subject to Section 7.6(b), for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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(b) Unless otherwise restricted by the Certificate, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal executive office, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 7.7 Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VIII

Seal

The Board shall approve a suitable corporate seal. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board from time to time. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE X

Waiver of Notice

Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE XI

Amendments

These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the stockholders or by the Board at any meeting thereof in accordance with the Certificate; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such meeting of the stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than 24 hours prior to the meeting.

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ARTICLE XII

Miscellaneous

SECTION 12.1 Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, indentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including, without limitation, authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 12.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

SECTION 12.3 Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

SECTION 12.4 Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

SECTION 12.5 Subject to Law and Second Amended and Restated Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.

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